Exhibit 10.7

EXECUTION COPY

AMENDED AND RESTATED MANAGEMENT AGREEMENT

Dated as of April 24, 2018

by and among

DRIVEN BRANDS FUNDING, LLC, as Issuer,

THE OTHER SERVICE RECIPIENTS PARTY HERETO,

DRIVEN BRANDS, INC., as the Manager,

THE SUB-MANAGERS PARTY HERETO, as Sub-managers,

and

CITIBANK, N.A., as the Trustee

i

TABLE OF CONTENTS

(continued)

Exhibit A-1 – Power of Attorney For SPV Franchising Entities

Exhibit A-2 – Power of Attorney For Service Recipients

Exhibit B – Joinder Agreement

Schedule 2.1(f) – Manager Insurance

Schedule 2.10 – Excluded Services, Products and/or Functions

ii

AMENDED AND RESTATED MANAGEMENT AGREEMENT

This AMENDED AND RESTATED MANAGEMENT AGREEMENT, dated as of April 24, 2018 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is entered into by and among DRIVEN BRANDS FUNDING, LLC, a Delaware limited liability company (the “Issuer”); 1-800-RADIATOR FRANCHISOR SPV LLC, a Delaware limited liability company (“1-800-Radiator Franchisor”), DRIVEN SYSTEMS LLC, a Delaware limited liability company (“Franchisor Holdco”), MEINEKE FRANCHISOR SPV LLC, a Delaware limited liability company (“Meineke Franchisor”), MAACO FRANCHISOR SPV LLC, a Delaware limited liability company (“Maaco Franchisor”), ECONO LUBE FRANCHISOR SPV LLC, a Delaware limited liability company (“Econo Lube Franchisor”), DRIVE N STYLE FRANCHISOR SPV LLC, a Delaware limited liability company (“Drive N Style Franchisor”), MERLIN FRANCHISOR SPV LLC, a Delaware limited liability company (“Merlin Franchisor”), CARSTAR FRANCHISOR SPV LLC, a Delaware limited liability company (“Carstar Franchisor”), TAKE 5 FRANCHISOR SPV LLC, a Delaware limited liability company (“Take 5 Franchisor” and, together with 1-800-Radiator Franchisor, Franchisor Holdco, Meineke Franchisor, Maaco Franchisor, Econo Lube Franchisor, Drive N Style Franchisor, Merlin Franchisor and Carstar Franchisor, the “SPV Franchising Entities”); DRIVEN FUNDING HOLDCO, LLC, a Delaware limited liability company (“Funding Holdco”), DRIVEN PRODUCT SOURCING LLC, a Delaware limited liability company (“SPV Product Sales Holder”), 1-800-RADIATOR PRODUCT SOURCING LLC, a Delaware limited liability company (“Radiator Product Sales Holder”), TAKE 5 PROPERTIES, LLC, a Delaware limited liability company (“Take 5 Properties” and, together with Funding Holdco, SPV Product Sales Holder and the SPV Franchising Entities, the “Guarantors” and together with the Issuer and each future Subsidiary of the Issuer or Franchisor Holdco that becomes a party hereto, the “Securitization Entities” and, together with Take 5 and Take 5 Oil (each defined below), the “Service Recipients”); DRIVEN BRANDS, INC., a Delaware corporation, as Manager (together with its successors and assigns, “Driven Brands”, the “Manager” or the “Parent”); DRIVEN BRANDS SHARED SERVICES, LLC, a Delaware limited liability company (“Driven Shared Services”), MEINEKE CAR CARE CENTERS LLC, a North Carolina limited liability company (“Meineke Car Care”), MAACO FRANCHISING LLC, a Delaware limited liability company (“Maaco Franchising”), 1-800 RADIATOR & A/C, a California corporation (“1-800 Radiator & A/C”), 1-800-RADIATOR FRANCHISE, INC., a California corporation (“1-800 Radiator Franchise”), ECONO LUBE N’ TUNE, LLC, a Delaware limited liability company (“Econo Lube N’ Tune”), DRIVE N STYLE LLC, a Delaware limited liability company (“Drive N Style’), SBA-TLC LLC, a North Carolina limited liability company (“SBA-TLC”), TAKE 5 LLC, a Delaware limited liability company (“Take 5”) and TAKE 5 OIL CHANGE, INC., a Delaware corporation (“Take 5 Oil” (solely in its capacity as an Initial Sub-manager hereunder) and, together with Driven Brands Shared Services, Meineke Car Care, Maaco Franchising, 1-800-Radiator & A/C, 1-800-Radiator Franchise, Econo Lube N’ Tune, Drive N Style, SBA-TLC and Take 5 (solely in its capacity as an Initial Sub-manager hereunder), collectively, the “Initial Sub-managers”); and CITIBANK, N.A., a national banking association, not in its individual capacity but solely as the indenture trustee (together with its successor and assigns, the “Trustee”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms or incorporated by reference in Appendix A to the Indenture (as defined below).

RECITALS

WHEREAS, the Issuer has entered into the Amended and Restated Base Indenture, dated as of the date hereof, with the Trustee (together with the Series Supplements thereto, and as the same may be amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Indenture”), pursuant to which the Issuer issued the Series 2015-1 Class A-1 Notes, the Series 2015-1 Class A-2 Notes, the Series 2016-1 Class A-2 Notes and the Series 2018-1 Class A-2 Notes and may issue additional series of notes from time to time (collectively, the “Notes”) on the terms described therein;

WHEREAS, the Issuer has granted to the Trustee on behalf of the Secured Parties a Lien in the Collateral owned by it pursuant to the terms of Indenture;

WHEREAS, the Guarantors have guaranteed the obligations of the Issuer under the Indenture, the Notes and the other Transaction Documents and have granted to the Trustee on behalf of the Secured Parties a Lien in the Collateral owned by each of them pursuant to the terms of the Guarantee and Collateral Agreement dated as of the date hereof (as the same may be amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Guarantee and Collateral Agreement”);

WHEREAS, from and after the date hereof, all New Assets shall be originated by or otherwise owned by the Service Recipients following the Series 2018-1 Closing Date;

WHEREAS, each of Service Recipients desires to engage the Manager, and each of the Service Recipients desires to have the Manager enforce such Service Recipient’s rights and powers and perform such Service Recipient’s duties and obligations under the Managed Documents (as defined below) and the Transaction Documents to which it is party in accordance with the Managing Standard (as defined below);

WHEREAS, each of the Service Recipients desires to have the Manager enter into certain agreements and acquire certain assets from time to time on such Service Recipient’s behalf, in each case in accordance with the Managing Standard;

WHEREAS, each of the SPV Franchising Entities desires to appoint the Manager as its agent for providing comprehensive Intellectual Property services, including filing for registration, clearance, maintenance, protection, enforcement, licensing, and recording transfers of the Securitization IP in accordance with the Managing Standard and as provided in Section 2.1(c) and Section 4.3(b);

WHEREAS, each of Service Recipients desires to enter into this Agreement to provide for, among other things, the managing of the respective rights, powers, duties and obligations of such Service Recipient under or in connection with the Contribution Agreements, the Securitization Assets, the Contributed Securitization-Owned Location Assets and the assets of any Retained Take 5 Branded Location and the applicable Securitization IP and each Service Recipient that is a Securitization Entity’s equity interests in each other Securitization Entity owned by it and in connection with any other assets acquired by any Service Recipient (collectively, the “Managed Assets”), all in accordance with the Managing Standard; and

WHEREAS, the Manager desires to enforce such rights and powers and perform such obligations and duties, all in accordance with the Managing Standard.

NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS1

Section 1.1    Certain Definitions. Capitalized terms used herein but not otherwise defined in Appendix A to the Base Indenture shall have the following meanings:

“Advertising Fund Accounts”: has the meaning set forth in Section 2.2(d).

“Agreement”: has the meaning set forth in the preamble.

“CARSTAR Business”: means the operation of automotive service businesses under the CARSTAR Brand.

“CARSTAR Franchise Agreement”: means the current form of CARSTAR Franchise Agreement.

“CARSTAR Services”: means services provided by the franchisor under each CARSTAR Franchise Agreement, including: (a) an outline of the CARSTAR Immersion Certification Program and timeline for training; (b) orientation/training program; (c) onsite visits in connection with completing CARSTAR Franchisor’s Immersion Certification Program; (d) continuing consultation and assistance in the operation of the CARSTAR Franchisor’s Facility as CARSTAR Franchisor deems appropriate; (e) periodic meetings to review operations, procedures, management practices and cost efficiencies; (f) additional training programs as CARSTAR Franchisor may require; (g) periodic inspections of the CARSTAR Facility as CARSTAR Franchisor determines appropriate; (h) maintenance of a CARSTAR website; (i) a copy of the CARSTAR Manual; and (j) administration of insurance and marketing fees and programs.

“CARSTAR System”: means CARSTAR’s system relating to format, style, merchandising, service and product preparation methods and techniques, signs, layout plans, advertising, marketing, inventory, bookkeeping system, and schedule of policies and practices for the operation of businesses specializing in a wide variety of interior, exterior and restyling services for vehicles.

“CARSTAR Territory”: means the specific business location and territory granted to a Franchisee in which to operate a CARSTAR Business.

“Change in Management”: will occur if more than 50% of the Leadership Team is terminated and/or resigns within 12 months after the date of the occurrence of a Change of

[1]	NTD: Definitions relating to CARSTAR/Take 5 or modified by OM/Indenture to be conformed to OM/Indenture.

Control; provided, in each case, that termination and/or resignation of any such member of the Leadership Team will not include (i) a change in such member’s status in the ordinary course of succession so long as such member remains affiliated with Parent or its direct or indirect holding companies or subsidiaries as an officer or director, or in a similar capacity (ii) retirement of any such member, (iii) death or incapacitation of any such member, or (iv) the replacement of any such member of the Leadership Team, with the prior written consent of the Controlling Class Representative.

“Change of Control”: will occur if as a result of any disposition or other event any combination of Permitted Holders in the aggregate will fail to have the power, directly or indirectly, to vote or direct the voting of equity interests representing at least a majority of the ordinary voting power for the election of directors of Parent; provided that the occurrence of the foregoing event will not be deemed a Change of Control if, (i) prior to a Qualified IPO, (A) any combination of Permitted Holders in the aggregate otherwise have the right, directly or indirectly, to designate a majority of the board of directors of Parent at such time or (B) any combination of Permitted Holders in the aggregate own, directly or indirectly, a majority of the ordinary Voting Equity Interests of Parent at such time, (ii) upon or after a Qualified IPO, (A) no Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the 1934 Act as in effect on the Series 2016-1 Closing Date), other than any combination of the Permitted Holders, will have acquired beneficial ownership of more than the greater of (x) 35% on a fully diluted basis of the Voting Equity Interests of each of Parent and (y) the percentage owned, directly or indirectly, in the aggregate by the Permitted Holders on a fully diluted basis of the Voting Equity Interests of each of Parent and (B) during each period of twelve (12) consecutive months thereafter, a majority of the seats (other than vacant seats) on the board of directors of Parent will be occupied by Persons who were either (1) nominated by the board of directors of Parent or a Permitted Holder, (2) appointed by directors so nominated or (3) appointed by a Permitted Holder or (iii) in connection with an equity transfer, merger, consolidation or other combination transaction of Parent or one or more of its direct or indirect holding companies with or by another entity or entities, (A) any combination of Permitted Holders in the aggregate otherwise have the right, directly or indirectly, to designate or elect a percentage of the Board of Directors of Parent (or, if Parent is not a surviving entity as a result of such merger, such surviving entity) after giving effect to such transaction that is not less than the Permitted Holders’ ratable interest in Parent immediately before giving effect thereto, (B) any combination of Permitted Holders in the aggregate beneficially own, directly or indirectly, a percentage of the ordinary Voting Equity Interests of Parent (or, if Parent is not a surviving entity as a result of such merger, such surviving entity) after giving effect to such transaction that is not less than all Permitted Holders’ ratable interest in Parent immediately before giving effect thereto; provided, in each case under clause (iii)(A) or (B), that the remaining Permitted Holders do not in the aggregate receive Board of Director designation rights or voting equity interests, as applicable, that are less than all Permitted Holders’ aggregate direct or indirect pro rata rights or interests in Parent immediately prior to giving effect to such merger, consolidation or other combination transaction.

“Competitive Business”: means any business that, in the good faith determination of the Manager in accordance with the Managing Standard, is intended to compete against any Driven Securitization Brand in the United States, to the extent such Competitive Business is not contributed or expected to be contributed to a Securitization Entity or Future Securitization Entity substantially contemporaneously with entering into or acquiring such Competitive Business.

“Confidential Information”: means trade secrets and other information (including know how, ideas, techniques, recipes, formulas, customer lists, customer information, financial information, business methods and processes, marketing plans, specifications, and other similar information as well as internal materials prepared by the owner of such information containing or based, in whole or in part, on any such information) that is confidential and proprietary to its owner and that is disclosed by one party to an agreement to another party thereto whether in writing or disclosed orally, and whether or not designated as confidential.

“Contributed Securitization-Owned Location Assets” means, collectively, all assets that will be contributed to Take 5 Properties on the Series 2018-1 Closing Date pursuant to the applicable Take 5 and Spire Contribution Agreements.

“Current Practice”: means, in respect of any action or inaction, the practices, standards and procedures of the Non-Securitization Entities as performed on or that would have been performed immediately prior to the Series 2015-1 Closing Date, the Series 2016-1 Closing date, with respect to the Carstar Brand, or the Series 2018-1 Closing Date, with respect to the Take 5 Brand or Spire Supply Assets.

“Defective New Asset”: means any New Asset that does not satisfy the applicable representations and warranties of ARTICLE V hereof on the New Asset Addition Date for such New Asset.

“Discloser”: has the meaning set forth in Section 7.1.

“Disentanglement”: has the meaning set forth in Section 6.3(a).

“Disentanglement Period”: has the meaning set forth in Section 6.3(c).

“Disentanglement Services”: has the meaning set forth in Section 6.3(a).

“Drive N Style Business”: means the operation of automotive service businesses under the Drive N Style Brand.

“Drive N Style Franchise Agreement”: means the current form of Drive N Style Franchise Agreement.

“Drive N Style Services”: means services provided by the franchisor under each Drive N Style Franchise Agreement, including: (a) designating the Franchisee’s Drive N Style Territory or Territories; (b) providing an initial training program; (c) furnishing advice regarding selection of suppliers, list of approved suppliers, if any, and a description of any national or central purchase and supply agreements; (d) loaning a copy of the operations manual in respect of the Drive N Style Brand; (e) providing instructions on installation of customized equipment in vans used in operation of the Drive N Style Business; (f) offering the right to participate in the national accounts program, if established; (g) providing telephone or faxed consultation regarding continued operation and management of the Drive N Style Business at the Franchisee’s reasonable request, and advice regarding various techniques and business practices and continuing updates regarding the Drive N Style Business and Drive N Style System; (h) providing a classroom portion of an initial training program to replacement or additional Managers and employees, subject to payment of such fees as Drive N Style may establish; (i) providing assistance in the Drive N Style Territory concerning the ongoing operation of the Drive N Style Business; and (j) in the event that Drive N Style elects to collect an advertising fee, to use the advertising fees to implement an advertising and marketing program to promote the sale of interior, exterior or restyling services.

“Drive N Style System”: means Drive N Style’s system relating to format, style, merchandising, service and product preparation methods and techniques, signs, layout plans, advertising, marketing, inventory, bookkeeping system, and schedule of policies and practices for the operation of businesses specializing in a wide variety of interior and exterior services for vehicles.

“Drive N Style Territory”: means the specific business location and territory granted to a Franchisee in which to operate a Drive N Style Business.

“Driven Brands”: has the meaning set forth in the preamble.

“Driven Brands Specified Non-Securitization Debt Cap”: has the meaning set forth in Section 5.4.

“Econo Lube Center”: means the operation of businesses providing motor vehicle tune-up and brake services, lubrication, oil changes, and certain related minor automotive services under the Econo Lube Brand.

“Econo Lube Franchise Agreement”: means the current form of Econo Lube Franchise Agreement.

“Econo Lube Location”: means the specific approved location granted to a Franchisee in the Econo Lube Franchise Agreement to operate an Econo Lube Center.

“Econo Lube Operations Manual”: means those policies that are mandatory in the operations manual in respect of the Econo Lube Brand.

“Econo Lube Services”: means services provided by the franchisor under each Econo Lube Franchise Agreement, including: (a) guidance relating to the opening of the Econo Lube Center, including approving the Econo lube Location and lease, site location assistance or leasing or subleasing the Econo Lube Location to the Franchisee, and providing plans and specifications for developing the Econo Lube Center; (b) approval of the final drawings and plans for the construction of the Econo Lube Center; (c) arranging for the construction of the Econo Lube Center if the Franchisee fails to do so satisfactorily; (d) initial specifications and advice for the building, equipment, furnishings, décor, layout and signs for the Econo Lube Center; (e) an instructional course on the management and operation of the Econo Lube System and Econo Lube Center; (f) additional training and assistance as Econo Lube deems advisable; and (g) one copy of the Econo Lube Operations Manual, on loan.

“Econo Lube System”: means the unique and specialized training, management and marketing techniques and other procedures and methods of operation known as the ECONO LUBE N’ TUNE & BRAKES system.

“Eligible Assets” means any asset used or useful to each of the Service Recipients in the operation of the applicable Driven Securitization Brand(s), including, without limitation, (i) capital assets, capital expenditures, renovations and improvements and (ii) assets intended to generate revenue for the applicable Service Recipient.

“Employee Benefit Plan”: means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA, established, maintained or contributed to by the Manager, or with respect to which the Manager has any liability.

“Future Brand”: means any franchise brand that is acquired or developed by Parent or any of its affiliates after the Series 2018-1 Closing Date and contributed to one or more Securitization Entities in a manner consistent with the terms of the Transaction Documents; provided that “Future Brand” will not include any of the Driven Securitization Brands existing as of the Series 2015-1 Closing Date, Series 2016-1 Closing Date or Series 2018-1 Closing Date or any Trademark owned by a Securitization Entity as of the Series 2015-1 Closing Date, Series 2016-1 Closing Date or Series 2018-1 Closing Date.

“Guarantors”: has the meaning set forth in the preamble.

“Indemnitee”: has the meaning set forth in Section 2.7(a).

“Indenture”: has the meaning set forth in the recitals.

“Independent Auditors”: has the meaning set forth in Section 3.2.

“IP Services”: means performing each SPV Franchising Entity’s obligations as licensor under the IP License Agreements; exercising each SPV Franchising Entity’s rights under the IP License Agreements (and under any other agreements pursuant to which each SPV Franchising Entity licenses the use of any Securitization IP); and acquiring, developing, managing, maintaining, protecting, enforcing, defending, licensing, sublicensing and undertaking such other duties and services as may be necessary in connection with the Securitization IP, on behalf of each SPV Franchising Entity, in each case in accordance with and subject to the terms of this Agreement (including, without limitation, the Managing Standard, unless an SPV Franchising Entity determines, in its sole discretion, that additional action is necessary or desirable in furtherance of the protection of the Securitization IP, in which case the Manager will perform such IP Services and additional related services as are reasonably requested by such SPV Franchising Entity), the Indenture, the other Transaction Documents and the Managed Documents, as agent for the SPV Franchising Entities. “IP Services” includes, without limitation, the following activities:

(a)    searching, screening and clearing After-Acquired Securitization IP to assess patentability, registrability, and the risk of potential infringement;

(b)    filing, prosecuting and maintaining applications and registrations for the Securitization IP in the applicable SPV Franchising Entity’s name in the United States and Canada, including timely filing of evidence of use, applications for renewal and affidavits of use and/or incontestability, timely paying of all registration and maintenance fees, responding to third-party oppositions of applications or challenges to registrations, and responding to any office actions, reexaminations, interferences, inter partes reviews, post grant reviews, or other office or examiner requests, reviews, or requirements;

(c)    monitoring third-party use and registration of Securitization IP, as applicable, and taking actions the Manager deems appropriate to oppose or contest the use and any application or registration for Securitization IP, as applicable, that could reasonably be expected to infringe, dilute or otherwise violate the Securitization IP or the applicable SPV Franchising Entity’s rights therein;

(d)    confirming each SPV Franchising Entity’s legal title in and to any or all of the Securitization IP, including obtaining written assignments of Securitization IP to the applicable SPV Franchising Entity, and recording transfers of title in the appropriate intellectual property registry in the United States and Canada and, in the Manager’s discretion, elsewhere;

(e)    with respect to each SPV Franchising Entity’s rights and obligations under the IP License Agreements and any Transaction Documents, monitoring the licensee’s use of each licensed Trademark and the quality of its goods and services offered in connection with such Trademarks, rendering any approvals (or disapprovals) that are required under the applicable license agreement(s), and employing reasonable means to ensure that any use of any such Trademarks by any such licensee satisfies the quality control standards and usage provisions of the applicable license agreement;

(f)     protecting, policing, and, in the event that the Manager becomes aware of any unlicensed copying, imitation, infringement, dilution, misappropriation, unauthorized use or other violation of the Securitization IP, or any portion thereof, enforcing such Securitization IP, including, (i) preparing and responding to cease-and-desist, demand and notice letters, and requests for a license; and (ii) commencing, prosecuting and/or resolving claims or suits involving imitation, infringement, dilution, misappropriation, the unauthorized use or other violation of the Securitization IP, and seeking monetary and equitable remedies as the Manager deems appropriate in connection therewith; provided that each SPV Franchising Entity will, and agrees to, join as a party to any such suits to the extent necessary to maintain standing;

(g)    performing such functions and duties, and preparing and filing such documents, as are required under the Indenture or any other Transaction Document to be performed, prepared and/or filed by the applicable SPV Franchising Entity, including (i) executing and recording such financing statements (including continuation statements) or amendments thereof or supplements thereto or such other instruments as the Issuer or the Control Party may, from time to time, reasonably request (consistent with the obligations of the SPV Franchising Entities to perfect the Trustee’s lien only on the Collateral in the United States and Canada) in connection with the security interests in the Securitization IP granted by each SPV Franchising Entity to the Trustee under the Guarantee and Collateral Agreement and (ii) preparing, executing and delivering grants of security interests or any similar instruments as the Issuer or the Control Party may, from time to time, reasonably request (consistent with the obligations of the SPV Franchising Entities to perfect the Trustee’s lien only on the Collateral in the United States and Canada) that are intended to evidence such security interests in the Securitization IP and recording such grants or other instruments with the relevant Governmental Authority including the USPTO, USCO and CIPO;

(h)    taking such actions as any licensee under an IP License Agreement may request that are required by the terms, provisions and purposes of such IP License Agreement (or by any other agreements pursuant to which the applicable SPV Franchising Entity licenses the use of any Securitization IP) to be taken by the applicable SPV Franchising Entity, and preparing (or causing to be prepared) for execution by the applicable SPV Franchising Entity all documents, certificates and other filings as such SPV Franchising Entity will be required to prepare and/or file under the terms of such IP License Agreements (or such other agreements);

(i)    establishing a fair market value for the royalties or other payments payable to the applicable SPV Franchising Entities under any licenses of Securitization IP that are required under the Transaction Documents to include such payments;

(j)    paying or causing to be paid or discharged, from funds of each of the Securitization Entities, any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the applicable Securitization IP or contesting the same in good faith;

(k)    obtaining licenses of third party Intellectual Property for use and sublicense in connection with the Contributed Franchise Business, any Securitization-Owned Location and the other assets of any of the Securitization Entities;

(l)    sublicensing the Securitization IP to suppliers, manufacturers, advertisers and other service providers in connection with the provision of products and services for the Contributed Franchise Business and any Securitization-Owned Locations; and

(m)    with respect to Trade Secrets and other confidential information of each SPV Franchising Entity, taking reasonable measures to maintain confidentiality and to prevent non-confidential disclosures.

“Issuer”: has the meaning set forth in the preamble.

“Leadership Team”:    means the Chief Executive Officer of Parent, the Chief Financial Officer of Parent, the General Counsel of Parent, the Vice President of Accounting and Finance of Parent, the Vice President of Finance of Parent, the Chief Marketing Officer of Parent, the Chief Development Officer of Parent, the Assistant General Counsel of Parent, the Director of Mergers & Acquisitions of Parent, the Vice President of Real Estate of Parent, the Group President of Paint and Collision of Parent, the President of CARSTAR, the President of Meineke, the Chief Operating Officer of Meineke, the Vice President of Operations of Meineke, the Director of Training of Meineke, the Vice President of Marketing of Meineke, the Vice President of Development of Meineke, the President of 1-800-Radiator, the President of Maaco,

the Senior Vice President of Fleet Sales of Parent, the Vice President of Marketing of Maaco and the Vice President of Development of Maaco, Group President of Distribution and Quick Lube of Parent, Vice President of Strategy and Business Development of Take 5 Oil Change, Vice President of Marketing of Take 5 Oil Change, Vice President of Franchising of Take 5 Oil Change, Vice President of Operations of Take 5 Oil Change, Vice President of Training & Strategic Operations of Take 5 Oil Change, Vice President of Operations of Spire Supply, Vice President and Chief Information Officer of Parent, Vice President and Chief Compliance Officer of Parent, Vice President of Operations of 1-800 Radiator and Vice President of Insurance of CARSTAR.

“Maaco Center”: means the operation of motor vehicle painting and body repair business under the Maaco Brand.

“Maaco Development Agreement”: means the current form of Maaco Development Agreement.

“Maaco Express Store Addendum”: means the franchise arrangements for separate production and retail businesses from which the franchisee offers and sells vehicle painting and body repair services (“Maaco Express Store”) to be performed at the Maaco Center and at the Maaco Express Store.

“Maaco Franchise Agreement”: means the current form of Maaco Franchise Agreement.

“Maaco Satellite Store Addendum”: means the franchise arrangements for non-production retail businesses in connection with the operation by a franchisee of a Maaco Center from which the franchisee offers and sells vehicle painting and body repair services to be performed at the Maaco Center (the “Maaco Satellite Store”).

“Maaco Services”: means services provided by the franchisor under each Maaco Franchise Agreement (including the Maaco Satellite Store Addendum and Maaco Express Store Addendum) and Maaco Development Agreement, including: (a) opening promotion and initial advertising of the Maaco Center; (b) initial and continuing advisory assistance in the operation of the Maaco Center, as Maaco deems appropriate; (c) specifications as to types and quantities of inventory, supplies, and equipment and for exterior and interior signage; (d) a copy of the Maaco Manual; (e) initial and ongoing training programs as Maaco deems appropriate; (f) inspections of the Maaco Center and evaluations of services rendered at the Maaco Center as Maaco deems advisable; and (g) creation and placement of advertising and administration of advertising and promotional programs and funds.

“Managed Assets”: has the meaning set forth in the recitals.

“Managed Document”: means any contract, agreement, arrangement or undertaking relating to any of the Managed Assets, including, without limitation, the Contribution Agreements, the Franchise Documents and the IP License Agreements.

“Manager”: means Driven Brands, in its capacity as manager hereunder, unless a successor Person shall have become the Manager pursuant to the applicable provisions of the Indenture and this Agreement, and thereafter “Manager” shall mean such successor Person.

“Manager Advance”: means any advance of funds made by the Manager to, or on behalf of, a Securitization Entity in connection with the operation of the Managed Assets.

“Management Group” means the group consisting of the directors, officers and other management personnel of Parent and its Subsidiaries, as the case may be, on the Series 2015-1 Closing Date or who became members of the Leadership Team, or officers, directors, management personnel, employees or consultants of Parent and its Subsidiaries following the Series 2015-1 Closing Date (other than in connection with a transaction that would otherwise be a Change of Control if such persons were not included in the definition of “Permitted Holders”).

“Manager Termination Event”: has the meaning set forth in Section 6.1(a).

“Managing Standard”: means in accordance with standards that (a) are consistent with Current Practice or, to the extent of changed circumstances, practices, technologies, strategies or implementation methods, consistent with the standards as the Manager would implement or observe if the Managed Assets were owned by the Manager at such time; (b) will enable the Manager to comply in all material respects with all of the duties and obligations of each Securitization Entity under the applicable Transaction Documents, New Franchise Agreements, Contributed Franchise Agreements, New Development Agreements and Contributed Development Agreements; (c) are in material compliance with all applicable Requirements of Law; and (d) with respect to the use and maintenance of each SPV Franchising Entity’s rights in and to the applicable Securitization IP, are consistent with the standards imposed by the applicable IP License Agreements.

“Meineke Center”: means the operation of automotive maintenance and repair businesses at Branded Locations under the Meineke Brand.

“Meineke Development Agreement”: means the current form of the Meineke development agreement.

“Meineke Franchise Agreement:” means the current form of the Meineke Franchise Agreement.

“Meineke Operations Manual”: means Meineke’s confidential operations manual(s) (including training manuals), containing mandatory and suggested standards, specifications and operating procedures relating to the development and operation of Meineke Centers and other information relating to obligations under the Meineke Franchise Agreement.

“Meineke Premises”: means the specific approved location granted to a Franchisee in the Econo Lube Franchise Agreement to operate a Meineke Center.

“Meineke Services”: means services provided by the franchisor under each Meineke Franchise Agreement and Meineke Development Agreement, including: (a) guidance relating to the opening of a Meineke Center, including site selection guidelines and requirements, prototype plans for a Meineke Center, approved supplier lists, and the approval of the Meineke Premises, lease, sublease or purchase contract, and any modified plans and specifications for developing the Meineke Center; (b) initial training for the Franchisee or its operating partner; (c) retraining; (d) training on the general aspects of core products and services; (e) special training on various aspects of operating a Meineke Center at the Franchisee’s request, for a training fee or other charge; (f) ongoing guidance and assistance with respect to the Meineke System, through bulletins (such as a periodic newsletter), and other written or electronic communications, consultations by telephone or in person, or other means; (g) inspections to evaluate the Meineke Center’s operations; (h) one loaned copy of the Meineke Operations Manual; (i) conducting national and local marketing and advertising for Franchisees’ Meineke Centers and (j) approving samples of each Franchisee’s advertising and promotional materials not prepared by Meineke Franchisor or the Manager.

“Meineke System:” means the business methods, systems, designs and arrangements for developing and operating Meineke Centers.

“Merlin Franchise Agreement”: means the current form of Merlin Franchise Agreement.

“Merlin Operations Manual:” means the operating manual for a Merlin Shop and supplemental program and training guides.

“Merlin Services”: means services provided by the franchisor under each Merlin Franchise Agreement, including: (a) standard basic plans and specifications for a Merlin Shop; (b) development and implementation of a local advertising and promotional program in connection with the Franchisee’s opening of the Merlin Shop; (c) initial training of the Franchisee and its manager, if any; (d) advice to the Franchisee concerning operating problems disclosed by reports submitted to or inspections made by Merlin; (e) operating assistance consisting of advice and guidance with respect to methods and procedures utilized in connection with the sales and service of automotive parts and services; additional services and products authorized for Merlin Shops; purchasing of inventory; formulating and implementing advertising and promotional programs, and establishment of financial and operating procedures, as from time to time reasonably requested by the Franchisee; (f) a reasonable attempt to develop or sponsor group purchasing of products at competitive prices; (g) providing one or more copies of the Merlin Operations Manual; and (g) administration of a marketing fund and directing of all marketing programs financed by the marketing fund.

“Merlin Shop”: means the operation of motor vehicle maintenance business under the Merlin Brand.

“New Asset Addition Date”: means with respect to any New Asset, the earliest of (i) the date on which such New Asset is acquired by the applicable Service Recipient, (ii) the later of (a) the date upon which the closing occurs under the applicable contract giving rise to such New Asset and (b) the date upon which all of the diligence contingencies, if any, in the contract for purchase of the applicable New Asset expire and the Service Recipient acquiring such New Asset no longer has the right to cancel such contract and (iii) if such New Asset is a New Franchise Agreement or a New Development Agreement, the date on which the related SPV Franchising Entity begins receiving Franchisee Payments from the applicable Franchisee in respect of such New Asset.

“New Assets” means a New Franchise Agreement, a New Development Agreement, New Company-Owned Location Asset or any other Managed Asset contributed to, or otherwise entered into or acquired by, each of the Service Recipients (other than CARSTAR Franchisor, Take 5 Franchisor, Take 5 Properties, Take 5 or Take 5 Oil) after the Series 2015-1 Closing Date, CARSTAR Franchisor after the Series 2016-1 Closing Date and Take 5 Franchisor, Take 5 Properties, Take 5 and Take 5 Oil after the Series 2018-1 Closing Date.

“New Company-Owned Location Assets” means all assets contributed to, or otherwise entered into or acquired by, Take 5 Properties, Take 5 or Take 5 Oil following the Series 2018-1 Closing Date.

“Parent Entity” has the meaning set forth in Section 2.13.

“Pension Plan” means any “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA and to which any company in the same Controlled Group as the Manager has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permitted Holders” means, at any time, each of (i) (a) the Sponsor and its subsidiaries or other affiliates from time to time, including any funds managed or advised by the Sponsor, and (b) Roark Capital Group and any funds directly or indirectly managed or advised by Roark Capital Group, together with their subsidiaries or other affiliates from time to time, (ii) any member of the Management Group, (iii) any Person that has no material assets other than the capital stock of Parent and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Equity Interests of Parent, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the 1934 Act, or any successor provision), other than any of the other Permitted Holders specified in clauses (i) and (ii) above, holds more than 50% of the total voting power of the Voting Equity Interests thereof and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the 1934 Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i) and (ii) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Equity Interests of Parent (a “Permitted Holder Group” ), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than Permitted Holders specified in clauses (i) and (ii) above) beneficially owns more than 50% on a fully diluted basis of the Voting Equity Interests held by the Permitted Holder Group.

“Power of Attorney”: means the authority granted by a Securitization Entity to the Manager pursuant to a Power of Attorney in substantially the form set forth as Exhibit A-1 or Exhibit A-2 hereto.

“Qualified IPO”: means an underwritten public offering of the Equity Interests of Parent or any direct or indirect parent of Parent (other than a Permitted Holder) which generates gross cash proceeds of at least $50,000,000.

“Recipient”: has the meaning ascribed to such term in Section 7.1.

“Securitization Entities”: has the meaning set forth in the preamble.

“Securitization-Owned Location” means any company-owned location owned by a Securitization Entity.

“Services”: means the servicing and administration by the Manager of the Managed Assets, in each case in accordance with and subject to the terms of this Agreement (including, for the avoidance of doubt, the Managing Standard), the Indenture, the other Transaction Documents and the Managed Documents, as agent for the applicable Securitization Entity. “Services” includes, without limitation:

(a)     calculating and compiling information required in connection with any report or certificate to be delivered pursuant to the Transaction Documents;

(b)    preparing and filing all tax returns and tax reports required to be prepared by any Service Recipient;

(c)    paying or causing to be paid or discharged, in each case from funds of each of the Service Recipients, any and all taxes, charges and assessments attributable to and required to be paid under applicable Requirements of Law by any Service Recipient;

(d)    performing the duties and obligations of, and exercising and enforcing the rights of, each of the Service Recipients under the applicable Transaction Documents, including, without limitation, performing the duties and obligations of each applicable Service Recipient under the applicable IP License Agreements;

(e)    taking those actions that are required under the Transaction Documents and Requirements of Law to maintain continuous perfection (where applicable) and priority (subject to Permitted Liens and the exclusions from perfection requirements under the Indenture, the Guarantee and Collateral Agreement and the Transaction Documents) of any Securitization Entity’s and the Trustee’s respective interests in the Collateral;

(f)    making or causing the collection of amounts owing under the terms and provisions of each Managed Document and the Transaction Documents, including, without limitation, managing (i) the applicable SPV Franchising Entity’s rights and obligations as franchisor under the Franchise Agreements and the Development Agreements (including performing, as applicable, the Meineke Services, Econo Lube Services, Maaco Services, 1-800-Radiator Services, Merlin Services, Drive N Style Services, CARSTAR Services and Take 5 Services) and (ii) the right to approve amendments, waivers, modifications and terminations of (including extensions, modifications, write-downs and write-offs of obligations owing under) Franchise Documents and other Managed Documents and to exercise all rights of the applicable Securitization Entities under such Franchise Documents and the applicable Service Recipient under the other Managed Documents;

(g)    performing due diligence with respect to, selecting and approving new Franchisees and providing personnel to manage the due diligence selection and approval process;

(h)    preparing New Franchise Agreements and New Development Agreements, including, among other things, adopting variations to the forms of agreements used in documenting such agreements and preparing and executing documentation of franchise transfers, terminations, renewals, site relocations and ownership changes, in all cases, subject to and in accordance with the terms of the Transaction Documents;

(i)    evaluating and approving assignments of Franchise Agreements, Development Agreements, and other Franchise Documents by Franchisees to third-party franchisee candidates or existing Franchisees;

(j)    preparing and filing franchise disclosure documents with respect to New Development Agreements and New Franchise Agreements to comply, in all material respects, with applicable Requirements of Law;

(k)    complying with franchise industry specific government regulation and applicable Requirements of Law;

(l)    making Manager Advances in its sole discretion;

(m)    administering the Advertising Fund Accounts and the Management Accounts;

(n)    performing the duties and obligations and enforcing the rights of each of Service Recipients under the applicable Managed Documents, including entering into new Managed Documents from time to time;

(o)    arranging for legal services with respect to the Managed Assets, including with respect to the enforcement of the Franchise Documents;

(p)    arranging for or providing accounting and financial reporting services;

(q)    establishing and/or providing quality control services and standards for services, equipment, suppliers and distributors in connection with the Branded Locations and monitoring compliance with such standards;

(r)    developing new products and services (or modifying any existing products and services) to be offered in connection with Branded Locations and the other assets of each of the Service Recipients and any Take 5 Company Location assets of Take 5 LLC;

(s)    establishing and maintaining certain supply and rebate agreements;

(t)    in connection with Branded Locations, developing, modifying, amending and disseminating (i) specifications for facility operations, (ii) operations procedures manuals, and (iii) new service or product offerings;

(u)    performing services with respect to the operation of Branded Locations and product sourcing and selling functions as described below;

(v)    performing the IP Services as described above;

(w)    developing and administering advertising, marketing and promotional programs relating to the Driven Securitization Brands and Branded Locations;

(x)    managing product sourcing and supply distribution in connection with Managed Assets; and

(y)    performing such other services as may be necessary or appropriate from time to time and consistent with the Managing Standard and the Transaction Documents in connection with the Managed Assets.

“Service Recipient”: has the meaning set forth in the preamble.

“Specified Non-Securitization Debt”: has the meaning set forth in Section 5.5.

“Sponsor”: means Roark Capital Partners III LP.

“SPV Franchising Entities”: has the meaning set forth in the preamble.

“Sub-managing Arrangement”: means an arrangement whereby the Manager engages any other Person (including any Affiliate) to perform certain of its duties under this Agreement excluding the fundamental corporate functions of the Manager; provided that (i) master franchise arrangements with Franchisees and temporary arrangements with Franchisees with respect to the management of one or more Branded Location immediately following the termination of the former Franchisee thereof, and (ii) any agreement between the Manager and third-party vendors pursuant to which the Manager purchases a specific product or service or outsources routine administrative functions, including any products, services or administrative functions listed on Schedule 2.10 hereto or any other products, services or administrative functions that are substantially similar thereto, shall not constitute a Sub-managing Arrangement.

“Supplemental Management Fee”: means for each Weekly Allocation Date with respect to any Quarterly Fiscal Period, the amount, approved in writing by the Control Party acting at the direction of the Controlling Class Representative, by which, with respect to any Quarterly Fiscal Period, (i) the expenses incurred or other amounts charged by the Manager since the beginning of such Quarterly Fiscal Period in connection with the performance of the Manager’s obligations under the Management Agreement and the amount of any current or projected Tax Payment Deficiency, if applicable, exceed (ii) the Weekly Management Fees received and to be received by the Manager on such Weekly Allocation Date and each preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period.

“Take 5 Business”: means the operation of automotive service businesses under the Take 5 Brand.

“Take 5 Company Location”: means (i) the company-owned locations operating under the Take 5 Brand on the Series 2018-1 Closing Date that will be contributed to Take 5 Properties on the Series 2018-1 Closing Date pursuant to the Take 5 and Spire Contribution Agreement (and including, for the avoidance of doubt, certain company-owned locations not operating under the Take 5 Brand on the Series 2018-1 Closing Date but which are expected to be converted into Take 5 Branded Locations following the Series 2018-1 Closing Date), (ii) all company-owned locations that are acquired or opened by Take 5 Properties, Take or Take 5 Oil after the Series 2018-1 Closing Date and (iii) all company-owned locations operating under the Take 5 Brand as of the Series 2018-1 Closing Date that are owned by Take 5 or Take 5 Oil as of the Series 2018-1 Closing Date.

“Take 5 Franchise Agreement”: means the current form of Take 5 Franchise Agreement.

“Take 5 System”: means the Take 5 Company Locations’ system relating to format, style, merchandising, service and product preparation methods and techniques, signs, layout plans, advertising, marketing, inventory, bookkeeping system, staffing and labor scheduling, and schedule of policies and practices for the operation of businesses specializing in oil changes and other vehicle maintenance services.

“Take 5 Services:” means (a) services provided by the franchisor under each Take 5 Franchise Agreement, including: (i) negotiation and execution of franchise agreements, development agreements, vendor agreements and any applicable intellectual property license agreements, in each case, in accordance with all applicable law; (ii) preparing and filing franchise disclosure documents, and performing due diligence with respect to franchisees; (iii) enforcing and protecting owned and/or licensed intellectual property, including the enforcement of franchise, development and vendor agreements; (iv) account administration and procurement or provision of legal and accounting and financial reporting services; (v) establishing and/or providing quality control services and standards for services, equipment, suppliers and distributors and monitoring compliance with such standards; (vi) developing and administering advertising, marketing and promotional programs; and; (vii) performing such other services as may be necessary or appropriate from time to time and (b) services provided by the Manager for company-owned locations, including: (i) negotiation and execution of construction development and lease agreements, vendor agreements and any applicable intellectual property license agreements, in each case, in accordance with all applicable law; (ii) enforcing and protecting owned and/or licensed intellectual property, including the enforcement of vendor agreements; (iii) account administration and procurement or provision of legal and accounting and financial reporting services; (iv) general store operations including staffing and scheduling, inventory purchasing, repair, remodeling and maintenance, local advertising and other store-level services; (v) developing and administering advertising, marketing and promotional programs; and; (vi) performing such other services as may be necessary or appropriate from time to time.

“Take 5 Territory”: means the specific business location and territory granted to a Franchisee in which to operate a Take 5 Business.

“Tax Payment Deficiency” means any tax liability of Parent (or, if Parent is not the taxable parent entity of any Securitization Entity, such other taxable parent entity) (including taxes imposed under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law)) attributable to the operations of each of the Securitization Entities or their direct or indirect subsidiaries that the Manager determines cannot be satisfied by Parent (or such other taxable parent entity) from its available funds.

“Term”: shall have the meaning set forth in Section 8.1.

“Termination Notice”: has the meaning set forth in Section 6.1(a).

“Trustee”: has the meaning set forth in the preamble.

“Weekly Management Fee”: means, with respect to each Weekly Allocation Date, the amount determined by dividing:

(i)

an amount equal to the sum of (A) a base fee of $10,000,000 plus (B) a fee of $14,375 for every $100,000 of aggregate Retained Collections over the preceding four (4) most recently ended Quarterly Fiscal Periods; by

(ii)	52 or 53, as applicable.

provided, that each of the amounts set forth in clause (i)(A) is subject to successive 2% annual increases on the first day of the Quarterly Fiscal Period that commences immediately following each anniversary of the Series 2018-1 Closing Date; provided, further, that the sum of the amounts set forth in clause (i)(A) and (i)(B) (including any such successive annual increases) will not exceed 35% of the aggregate Retained Collections over the preceding four (4) Quarterly Fiscal Periods.

“1-800-Radiator Franchise Agreement”: means the current form of 1-800-Radiator Franchise Agreement.

“1-800-Radiator Manual”: means the procedures and requirements of 1-800-Radiator’s operations manual.

“1-800-Radiator Services”: means services provided by the franchisor under each 1-800-Radiator Franchise Agreement, including: (a) coordination of pre-opening activities in opening and marketing the franchised business; (b) initial franchise operations training and continuing periodic refresher training; (c) access to a copy of the 1-800-Radiator Manual; (d) development and implementation of 1-800-Radiator System advertising, marketing and promotion programs; (e) assistance in marketing the 1-800 Radiator Warehouse within the 1-800-Radiator Territory; (f) administration of system marketing fees paid by Franchisees.

“1-800-Radiator System:” means1-800-Radiator’s system relating to the establishment, development, marketing, and administration of warehouses specializing in the distribution of radiators, condensers, air conditioning compressors, fan assemblies and other automotive parts and related services to wholesale and retail customers, including 1-800-Radiator’s electronic network for maintaining inventory management and customer ordering.

“1-800-Radiator Territory:” means the designated area specified in a 1-800-Radiator Franchise Agreement in which the Franchisee has the right to operate a 1-800-Radiator Warehouse.

“1-800-Radiator Warehouse:” means a warehouse distributing radiators, condensers, air conditioning compressors, fan assemblies and other automotive parts and related services to wholesale and retail customers under the 1-800-Radiator Brand.

Section 1.2    Other Defined Terms.

(a)    Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement and each term defined in the plural form in Section 1.1 or elsewhere in this Agreement shall mean the singular thereof when the singular form of such term is used herein.

(b)    The words “hereof”, “herein”, “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

(c)    Unless as otherwise provided herein, the word “including” as used herein shall mean “including without limitation.”

(d)    All accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with GAAP.

(e)    Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder shall be made without duplication.

Section 1.3    Other Terms. All terms used in Article 9 of the UCC as in effect from time to time in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.4    Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II

ADMINISTRATION AND SERVICING OF MANAGED ASSETS

Section 2.1    Driven Brands to act as Manager.

(a)    Engagement of the Manager. The Manager is hereby authorized by each Service Recipient, and hereby agrees, to perform the Services (or refrain from the performance of the Services) subject to and in accordance with the Managing Standard and the terms of this Agreement, the other Transaction Documents and the Managed Documents. With respect to the IP Services, the Manager shall perform such IP Services in accordance with the Managing

Standard and the IP License Agreements, unless an SPV Franchising Entity determines, in its sole discretion, that additional action is necessary or desirable in furtherance of the protection of the Securitization IP, in which case the Manager shall perform such IP Services and additional related services as are reasonably requested by such SPV Franchising Entity. The Manager, on behalf of each of the Service Recipients, shall have full power and authority, acting alone and subject only to the specific requirements and prohibitions of this Agreement and in accordance with the Managing Standard, the Indenture and the other applicable Transaction Documents, to do and take any and all actions, or to refrain from taking any such actions, and to do any and all things in connection with performing the Services that the Manager determines are necessary or desirable. Without limiting the generality of the foregoing, but subject to the provisions of this Agreement, including Section 2.8, the Indenture and the other Transaction Documents, the Manager, in connection with performing the Services, is hereby authorized and empowered to execute and deliver, in the Manager’s own name (in its capacity as agent for the applicable Service Recipient) or in the name of any Service Recipient (pursuant to the applicable Power of Attorney), on behalf of any Service Recipient any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Managed Assets. For the avoidance of doubt, the parties hereto acknowledge and agree that the Manager is providing Services directly to each applicable Service Recipient. Nothing in this Agreement shall preclude any of the Service Recipients from performing the Services or any other act on their own behalf at any time and from time to time.

(b)    Actions to Perfect Liens. Subject to the terms of the Indenture, including any applicable Series Supplement, the Manager shall take those actions that are required under the Transaction Documents and Requirements of Law to maintain continuous perfection and priority (subject to Permitted Liens) of the Trustee’s Lien in the Collateral. Without limiting the foregoing, the Manager shall file or cause to be filed with the appropriate government office the financing statements on Form UCC-1, and assignments of financing statements on Form UCC-3 required pursuant to Section 7.13 of the Base Indenture, and other filings requested by any of the Securitization Entities, the Back-Up Manager or the Servicer, to be filed in connection with the Contribution Agreement, the IP License Agreements, the Securitization IP, the Indenture and the other Transaction Documents.

(c)    Ownership of Manager-Developed IP.

(i)    The Manager acknowledges and agrees that all Securitization IP, including any Manager-Developed IP arising during the Term, shall, as between the parties, be owned by and inure exclusively to the applicable SPV Franchising Entity (with Securitization IP relating to the 1-800-Radiator Brand being owned by the 1-800-Radiator Franchisor; Securitization IP relating to the Drive N Style Brand being owned by the Drive N Style Franchisor; Securitization IP relating to the Econo Lube Brand being owned by the Econo Lube Franchisor; Securitization IP relating to the Maaco Brand being owned by the Maaco Franchisor; Securitization IP relating to the Meineke Brand being owned by the Meineke Franchisor; Securitization IP relating to the Merlin Brand being owned by the Merlin Franchisor; Securitization IP relating to the Pro Oil Brand being owned by the Franchisor Holdco; Securitization IP relating to the CARSTAR Brand being owned by the CARSTAR Franchisor; and Securitization IP relating to the Take 5 Brand being owned by the Take 5 Franchisor; in each case as licensed pursuant to the IP License Agreements). Any copyrightable material included in such Manager-Developed IP shall, to the fullest extent allowed by law, be considered a “work made for hire” as that term is defined in Section 101 of the U.S. Copyright Act of 1976, as amended, and owned by the applicable SPV Franchising Entity. The Manager hereby irrevocably assigns and transfers, without further consideration, all right, title and interest in and to such Manager-Developed IP (and all goodwill connected with the use of and symbolized by Trademarks included therein) to the applicable SPV Franchising Entity. Notwithstanding the foregoing, the Manager-Developed IP to be transferred to the applicable SPV Franchising Entity shall include rights to use third party Intellectual Property only to the extent (but to the fullest extent) that such rights are assignable or sublicensable to the applicable SPV Franchising Entity. All applications to register Manager-Developed IP shall be filed in the name of the applicable SPV Franchising Entity.

(ii)    The Manager agrees to cooperate in good faith with each SPV Franchising Entity for the purpose of securing and preserving the SPV Franchising Entity’s rights in and to the applicable Manager-Developed IP, including executing any documents and taking any actions, at the SPV Franchising Entity’s reasonable request, or as deemed necessary or advisable by the Manager, to confirm, file and record in any appropriate registry the SPV Franchising Entity’s sole legal title in and to such Manager-Developed IP, it being acknowledged and agreed that any expenses in connection therewith shall be paid by the requesting SPV Franchising Entity. The Manager hereby appoints each SPV Franchising Entity as its attorney-in-fact authorized to execute such documents in the event that Manager fails to execute the same within twenty (20) days following the SPV Franchising Entity’s written request to do so (it being understood that such appointment is a power coupled with an interest and therefore irrevocable) with full power of substitution and delegation.

(d)    Grant of Power of Attorney. In order to provide the Manager with the authority to perform and execute its duties and obligations as set forth herein, each of the Service Recipients shall execute and deliver on the Closing Date a Power of Attorney in substantially the form set forth as Exhibit A-1 (with respect to the SPV Franchising Entities) and Exhibit A-2 (with respect to the other Service Recipients) hereto to the Manager, which Powers of Attorney shall terminate in the event that the Manager’s rights under this Agreement are terminated as provided herein.

(e)    Franchisee Insurance. The Manager acknowledges that, to the extent that it or any of its Affiliates is named as a “loss payee” or “additional insured” under any insurance policies of any Franchisee, it shall use commercially reasonable efforts to cause it to be so named in its capacity as the Manager on behalf of the applicable SPV Franchising Entity, and the Manager shall promptly deposit or cause to be deposited to the Insurance Proceeds Account any Franchisee Insurance Proceeds received by it or by any Service Recipient or any other Affiliate under any insurance policies of any Franchisee.

(f)    Manager Insurance. The Manager agrees to maintain adequate insurance consistent with the type and amount maintained by the Manager as of the Series 2018-1 Closing Date, subject, in each case, to any adjustments or modifications made in accordance with the

Managing Standard. Such insurance shall cover each of the Service Recipients, as an additional insured, to the extent that such Service Recipient an insurable interest therein. All insurance policies maintained by the Manager on the Series 2018-1 Closing Date are listed on Schedule 2.1(f) hereto.

Section 2.2    Accounts.

(a)    Collection of Payments; Remittances; Collection Account.

(i)    The Manager shall maintain and manage the Management Accounts (and certain other accounts from time to time) in the name of, and for the benefit of, each of the Securitization Entities and, the Existing Local Take 5 Company Location Accounts in the name of, and for the benefit of, Take 5 Properties. The Manager shall (on behalf of each of the Service Recipients) (i) cause the collection of Collections in accordance with the Managing Standard and subject to and in accordance with the Transaction Documents and (ii) make all deposits to and withdrawals from the Management Accounts in accordance with this Agreement (including the Managing Standard), the Indenture and the applicable Managed Documents. The Manager shall (on behalf of each of the Service Recipients) make all deposits to the Collection Account in accordance with terms of the Indenture.

(ii)    The Manager will cause all revenue generated from the operation of the Retained Take 5 Branded Locations to be deposited into the Take 5 Company Location Concentration Account in accordance with the terms of the Indenture.2

(b)    Deposit of Misdirected Funds; No Commingling; Misdirected Payments. The Manager shall promptly deposit into a Lock-Box Account, a Concentration Account, the Collection Account, an Advertising Fund Account or such other appropriate account within three (3) Business Days immediately following Actual Knowledge of the Manager of the receipt thereof and in the form received with any necessary endorsement or in cash, all payments in respect of the Managed Assets incorrectly deposited into another account. In the event that any funds not constituting Collections are incorrectly deposited in any Account, the Manager shall promptly withdraw such amounts after obtaining Actual Knowledge thereof and shall pay such amounts to the Person legally entitled to such funds. Except as otherwise set forth herein or in the Base Indenture, the Manager shall not commingle any monies that relate to Managed Assets with its own assets and shall keep separate, segregated and appropriately marked and identified all Managed Assets and any other property comprising any part of the Collateral, and for such time, if any, as such Managed Assets or such other property are in the possession or control of the Manager to the extent such Managed Assets or such other property is Collateral, the Manager shall hold the same in trust for the benefit of the Trustee and the Secured Parties (or, following termination of the Indenture, the applicable Securitization Entity). Additionally, the Manager, promptly after obtaining Actual Knowledge thereof, shall notify the Trustee in the Weekly Manager’s Certificate of any amounts incorrectly deposited into any Indenture Trust Account and arrange for the prompt remittance by the Trustee of such funds from the applicable Indenture Trust Account to the Manager. The Trustee shall have no obligation to verify any information provided to it by the Manager in any Weekly Manager’s Certificate and shall remit such funds to the Manager based solely on such Weekly Manager’s Certificate.

2	NTD: Consistent with Manager causing Retained Take 5 to comply with indenture.

(c)    Investment of Funds in Management Accounts. The Manager shall have the right to invest and reinvest funds deposited in any Management Account in Eligible Investments maturing no later than the Business Day preceding each Weekly Allocation Date. All income or other gain from such Eligible Investments will be credited to the related Management Account, and any loss resulting from such investments will be charged to the related Management Account. The Investment Income (net of losses and expenses) available on deposit in the Management Accounts will be withdrawn on each Weekly Allocation Date for deposit to the Collection Account for application as Collections on such Weekly Allocation Date.

(d)    Advertising Funds. The Manager shall maintain seven accounts designated as the “Advertising Fund Accounts” for advertising payments in respect of the Meineke Brand, Maaco Brand, Econo Lube Brand, Merlin Brand, 1-800-Radiator Brand, Carstar Brand and Take 5 Brand, and may in the future create new Advertising Fund Accounts from time to time. Advertising Fees will be transferred by the Manager from the Concentration Account to the applicable Advertising Fund Account (other than any Maaco Net Advertising Commissions, which will constitute Collections); provided that Advertising Fees related to national and/or local cooperative advertising funds (the “Advertising Co-op Funds”) administered by an unaffiliated third party designee of Parent (which shall include, without limitation, local advertising cooperatives and cooperatives established by international franchise associations) will be paid directly to the applicable Advertising Co-op Fund and will not be deposited into the Advertising Fund Accounts. The Manager will not make or permit or cause any other Person to make or permit any borrowings to be made or liens to be levied against the Advertising Fund Accounts or the funds therein, except in connection with reimbursements for advances made by the Manager to fund deficits therein. The Manager will apply the amount on deposit in the Advertising Fund Accounts, and in respect of the Advertising Co-op Funds shall use commercially reasonable efforts to ensure that the amounts on deposit are applied, solely to cover the costs and expenses (including, in each case, costs and expenses incurred prior to the Series 2018-1 Closing Date) associated with the administration of such account and costs and expenses related to the marketing and advertising programs of the SPV Franchising Entities, including reimbursement for advances. The Manager may make advances to fund deficits in the Advertising Fund Accounts or the Advertising Co-op Funds from time to time to the extent that it reasonably expects to be reimbursed for such advances from the proceeds of future Advertising Fees, it being agreed that any such advances will not constitute Manager Advances. Such advances may be reimbursed from future Advertising Fees payable by Franchisees or from future deposits in the Advertising Fund Accounts. The Manager, acting on behalf of each of the Securitization Entities, may in accordance with the Managing Standard and the terms of the applicable franchise agreement with Franchisees and this Agreement, as applicable, increase or reduce the Advertising Fees required to be paid by the Franchisees pursuant to the terms of the applicable franchise agreements.

(e)    Gift Card Sales and Redemptions. The Manager will be responsible for administering each of the Service Recipients’ gift card programs (if any) on behalf of the SPV Franchising Entities. Following the redemption of any gift card or portion thereof at any Branded Location other than a Securitization-Owned Location, the Manager will remit the corresponding gift card redemption amount to the applicable Franchisee within 14 days of such redemption (or as soon as reasonably practicable thereafter) in accordance with the Manager’s normal practices and the Managing Standard.

Section 2.3    Records.

(a)    The Manager shall, in accordance with the Current Practice, retain all material data (including computerized records) relating directly to, or maintained in connection with, the servicing of the Managed Assets at its address indicated in Section 8.5 (or at an off-site storage facility reasonably acceptable to each of the Service Recipients, the Servicer and the Back-Up Manager) or, upon thirty (30) days’ notice to each of the Service Recipients, the Rating Agencies, the Back-Up Manager, the Trustee and the Servicer, at such other place where the servicing office of the Manager is located (provided that the servicing office of the Manager shall at all times be located in the United States), and shall give the Trustee, the Back-Up Manager and the Servicer access to all such data in accordance with the terms and conditions of the Transaction Documents; provided, however, that the Trustee shall not be obligated to verify, recalculate or review any such data. The Manager acknowledges that the applicable SPV Franchising Entity shall own the Intellectual Property rights in all such data.

(b)    If the rights of Driven Brands, as the initial Manager, shall have been terminated in accordance with Section 6.1 or if this Agreement shall have been terminated pursuant to Section 8.1, Driven Brands, as the initial Manager, shall, upon demand of the Trustee (based upon the written direction of the Control Party), in the case of a termination pursuant to Section 6.1, or upon the demand of the Service Recipients, in the case of a termination pursuant to Section 8.1, deliver to the Successor Manager all data in its possession or under its control (including computerized records) necessary or desirable for the servicing of the Managed Assets.

Section 2.4    Administrative Duties of Manager.

(a)    Duties with Respect to the Transaction Documents. The Manager, in accordance with the Managing Standard, shall perform the duties of the applicable Service Recipients under the Transaction Documents except for those duties that are required to be performed by the equity holders, stockholders, directors, or managers of such Service Recipient pursuant to applicable law. In furtherance of the foregoing, the Manager shall consult with the managers or the directors, as the case may be, of each Service Recipient as the Manager deems appropriate regarding the duties of such Service Recipient under the applicable Transaction Documents. The Manager shall monitor the performance of the Service Recipients and, promptly upon obtaining Actual Knowledge thereof, shall advise the applicable Service Recipient when action is necessary to comply with such Securitization Entity’s duties under the applicable Transaction Documents. Additionally, the Manager shall cause each of Take 5 and Take 5 Oil to comply with the provisions of the Indenture that relate to each such entity, including Section 5.10 and 5.11 of the Indenture. The Manager shall prepare for execution by the Service Recipients or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Service Recipients to prepare, file or deliver pursuant to the applicable Transaction Documents.

(b)    Duties with Respect to the Service Recipients. In addition to the duties of the Manager set forth in this Agreement or any of the Transaction Documents, the Manager, in accordance with the Managing Standard, shall perform such calculations and shall prepare for execution by each of the Service Recipients or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of each of the Service Recipients to prepare, file or deliver pursuant to applicable law, including, for the avoidance of doubt, securities laws and franchise laws. Pursuant to the directions of each of the Service Recipients and in accordance with the Managing Standard, the Manager shall administer, perform or supervise the performance of such other activities in connection with each of the Service Recipients as are not covered by any of the foregoing provisions and as are expressly requested by any Service Recipient and are reasonably within the capability of the Manager.

(c)    Records. The Manager shall maintain appropriate books of account and records relating to the Services performed under this Agreement, which books of account and records shall be accessible for inspection by each of the Service Recipients during normal business hours and upon reasonable notice and by the Trustee, the Back-Up Manager, the Servicer and the Controlling Class Representative in accordance with Section 3.1(d).

(d)    Election of Controlling Class Representative. Pursuant to Section 11.1(d) of the Base Indenture, if two CCR Candidates both receive votes from Controlling Class Members holding beneficial interests in exactly 50% of the Aggregate Outstanding Principal Amount of Notes of the Controlling Class with respect to which votes were submitted, the Manager shall have the right to direct the Trustee to appoint one of such CCR Candidates as the Controlling Class Representative.

Section 2.5    No Offset. The payment obligations of the Manager under this Agreement shall not be subject to, and the Manager hereby waives, in connection with the performance of such obligations, any right of offset that the Manager has or may have against the Trustee, the Servicer or any of the Service Recipients, whether in respect of this Agreement, the other Transaction Documents or any document governing any Managed Asset or otherwise.

Section 2.6    Compensation and Expenses. As compensation for the performance of its obligations under this Agreement, the Manager shall be entitled to receive the Weekly Management Fee and the Supplemental Management Fee, if any, on each Weekly Allocation Date out of amounts available therefor under the Indenture on such Weekly Allocation Date in accordance with the Priority of Payments. The Manager is required to pay from its own funds all expenses it may incur in performing its obligations hereunder. Manager Advances, if any, will be reimbursed by the Securitization Entities in accordance with the Priority of Payments and will accrue interest at the Advance Interest Rate.

Section 2.7    Indemnification.

(a)    The Manager agrees to indemnify and hold each of the Service Recipients, the Trustee, the Back-Up Manager and the Servicer (both in its capacity as Servicer and as Control Party) and their respective members, officers, directors, managers, employees and agents (each, an “Indemnitee”) harmless against all claims, losses, penalties, fines, forfeitures, liabilities, obligations, damages, actions, suits and related costs and judgments and other costs, fees and reasonable expenses, including reasonable and documented fees, out-of-pocket charges and disbursements of counsel (other than the allocated costs of in-house counsel), that any of them may incur as a result of (i) the failure of the Manager to perform or observe its obligations under this Agreement or any other Transaction Document to which it is a party in its capacity as Manager, (ii) the breach by the Manager of any representation, warranty or covenant under this Agreement or any other Transaction Document to which it is a party in its capacity as Manager; or (iii) the Manager’s bad faith, negligence or willful misconduct in the performance of its duties under this Agreement and the other Transaction Documents; provided, however, that there shall be no indemnification under this Section 2.7(a) in respect of losses on the value of any Collateral or otherwise for a breach of any representation, warranty or covenant relating to any New Asset provided in Article V so long as the Manager has complied with Section 2.7(b) and Section 2.7(c) hereunder; provided, further, that the Manager shall have no obligation of indemnity to an Indemnitee to the extent any such claims, losses, penalties, fines, forfeitures, liabilities, obligations, damages, actions, suits and related costs and judgments and other costs, fees and reasonable expenses are caused by the bad faith, gross negligence, willful misconduct, or breach of this Agreement by such Indemnitee (unless caused by the Manager with respect to a Securitization Entity). In the event the Manager is required to make an indemnification payment pursuant to this Section 2.7(a) the Manager shall promptly pay such indemnification payment directly to the applicable Indemnitee (or, if due to a Service Recipient, shall deposit such indemnification payment directly to the Collection Account).

(b)    In the event of a breach of any representation, warranty or covenant relating to any New Asset with respect to any Branded Location provided in Article V that is not remedied within thirty (30) days of the Manager having obtained Actual Knowledge of such breach or written notice thereof, the Manager shall promptly notify the Trustee and the Servicer and either accept a reassignment of all of the Securitization Assets, Contributed Securitization-Owned Location Assets or assets of any Retained Take 5 Branded Location, as applicable, relating to such Branded Location in exchange for an amount equal to the related Indemnification Amount or to pay the Indemnification Amount to the applicable Service Recipient; provided, that if the applicable breach affects only a portion of the Securitization Assets, Contributed Securitization-Owned Location Assets or assets of any Retained Take 5 Branded Location, as applicable, relating to a Branded Location without Material Adverse Effect on the cash flow generated by the unaffected Securitization Assets, Contributed Securitization-Owned Location Assets or assets of any Retained Take 5 Branded Location, as applicable, the Manager shall only be required to accept a reassignment of or pay the Indemnification Amount with respect to the affected Securitization Assets, Contributed Securitization-Owned Location Assets or assets of any Retained Take 5 Branded Location, as applicable. Upon confirmation by the Trustee or the Servicer of the payment by the Manager of the Indemnification Amount to the Collection Account with respect to any Branded Location in accordance with the preceding sentence and all amounts, if any, owing at such time under Section 2.7(c) below, any applicable Service Recipient shall, to the extent permitted by applicable law, assign all related Securitization Assets, Contributed Securitization-Owned Location Assets or assets of any Retained Take 5 Branded Location, as applicable, to the Manager and the Manager shall accept assignment of such

Securitization Assets, Contributed Securitization-Owned Location Assets or assets of any Retained Take 5 Branded Location, as applicable, from the relevant Service Recipient. Such Service Recipient shall, in such event, make all assignments of such Securitization Assets, Contributed Securitization-Owned Location Assets or assets of any Retained Take 5 Branded Location, as applicable, necessary to effect such assignment. Any such assignment by any Service Recipient shall be without recourse to, or representation or warranty by, such Service Recipient and any such Securitization Assets or Contributed Securitization-Owned Location Assets, as applicable, shall no longer be subject to the Lien of the Indenture.

(c)    In addition to the rights provided in Section 2.7(b), the Manager agrees to indemnify and hold each Indemnitee harmless if any action or proceeding (including any governmental investigation and/or the assessment of any fines or similar items) shall be brought or asserted against such Indemnitee in respect of a material breach of any representation, warranty or covenant relating to any New Asset provided in Article V to the extent provided in Section 2.7(a).

(d)    Any Indemnitee that proposes to assert the right to be indemnified under this Section 2.7 shall promptly, after receipt of notice of the commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against the Manager, notify the Manager of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. In the event that any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify the Manager of the commencement thereof and the Manager shall be entitled to participate in, and to the extent that it shall wish, to assume the defense thereof, with its counsel reasonably satisfactory to such Indemnitee (which, in the case of a Securitization Entity, shall be reasonably satisfactory to the Control Party, as well), and after notice from the Manager to such Indemnitee of its election to assume the defense thereof, the Manager shall not be liable to such Indemnitee for any legal expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided that the Manager shall not enter into any settlement with respect to any claim or proceeding unless such settlement includes a release of such Indemnitee from all liability on claims that are the subject matter of such settlement; and provided, further, that the Indemnitee shall have the right to employ its own counsel in any such action the defense of which is assumed by the Manager in accordance with this Section 2.7(d), but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the employment of counsel by such Indemnitee has been specifically authorized by the Manager, (ii) the Manager is advised in writing by counsel to such Indemnitee or the Control Party that joint representation would give rise to a conflict of interest between such Indemnitee’s position and the position of the Manager in respect of the defense of the claim, (iii) the Manager shall have failed within a reasonable period of time to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnitee in any such action or proceeding or (iv) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnitee and the Manager, and the Indemnitee shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Manager (in which case, the Indemnitee notifies the Manager in writing that it elects to employ separate counsel at the expense of the Manager, the reasonable fees and expenses of such Indemnitee’s counsel shall be borne by the Manager and the Manager shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnitee, it being understood, however, that the Manager shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for such fees and expenses of more than one separate firm of attorneys at any time for the Indemnitee). The provisions of this Section 2.7 shall survive the termination of this Agreement or the earlier resignation or removal of any party hereto; provided, however, that no Successor Manager shall be liable under this Section 2.7 with respect to any Defective New Asset or any other matter occurring prior to its succession hereunder. Notwithstanding anything in this Section 2.7 to the contrary, any delay or failure by an Indemnitee in providing the Manager with notice of any action shall not relieve the Manager of its indemnification obligations except to the extent the Manager is materially prejudiced by such delay or failure of notice.

Section 2.8    Nonpetition Covenant. Until the date that is one year and one day after the date upon which the Issuer has paid in full all Series of Notes Outstanding (and the Transaction Documents have been terminated), the Manager shall not institute against any Securitization Entity, or join with any other Person in instituting against any Securitization Entity, any bankruptcy, reorganization, arrangement, insolvency, liquidation or receivership proceeding under any federal or state bankruptcy, insolvency or similar law or consent to, or make application for or institute or maintain any action for, the dissolution of any Securitization Entity under the Delaware LLC Act or any other applicable law.

Section 2.9    Franchisor Consent. Subject to the Managing Standard and the terms of the Indenture, the Manager shall have the authority, on behalf of the applicable Securitization Entities, to grant or withhold consents of the “franchisor” required under the Franchise Documents.

Section 2.10    Appointment of Sub-managers.

(a)    The Manager may enter into Sub-managing Arrangements with third parties (including Affiliates) (each, a “Sub-manager”) to provide the Services hereunder; provided, other than with respect to a Sub-managing Arrangement with an Affiliate of the Manager, that no Sub-managing Arrangement shall be effective unless and until (i) the Manager receives the consent of the Control Party, (ii) such sub-manager executes and delivers an agreement, in form and substance reasonably satisfactory to the Control Party, to perform and observe, or in the case of an assignment, an assumption by such successor entity of the due and punctual performance and observance of, the applicable covenants and conditions to be performed or observed by the Manager under this Agreement; provided that such Sub-managing Arrangement shall be terminable by the Control Party upon a Manager Termination Event and shall contain transitional servicing provisions substantially similar to those provided in Section 6.3 and intellectual property provisions substantially similar to those provided in Section 6.4, (iii) a written notice has been provided to the Trustee, the Back-Up Manager and the Control Party and (iv) such Sub-managing Arrangement, or assignment and assumption by such Sub-manager, satisfies the Rating Agency Condition. The Manager shall not enter into any Sub-managing Arrangement which delegates the performance of any fundamental business operations such as responsibility for the franchise development, operations and marketing strategies for the Driven Securitization Brands and Branded Locations to any Person that is not an Affiliate without receiving the prior written consent of the Control Party. The Manager may delegate to any Sub-manager administration of any Management Account, provided that prior to accepting instructions from any such Sub-manager regarding any such Managed Account, the Trustee may require that such Sub-manager provide all applicable know-your-customer documentation required by the Trustee. Notwithstanding anything to the contrary herein or in any Sub-managing Arrangement, the Manager shall remain primarily and directly liable for its obligations hereunder and in connection with any Sub-managing Arrangement.

(b)    As of the Series 2015-1 Closing Date, the Series 2016-1 Closing Date or the Series 2018-1 Closing Date, as the case may be, the Initial Sub-managers are hereby appointed as Sub-managers hereunder to perform any and all functions as may be requested from time to time by the Manager, which appointment is hereby acknowledged and accepted by each of the Securitization Entities and the Control Party. The Manager and the Initial Sub-managers hereby agree that this Section 2.10(b) shall constitute a Sub-managing Arrangement with respect to each of the Initial Sub-managers subject to the agreements set forth in Section 2.10(a).

Section 2.11    Insurance/Condemnation Proceeds. Upon receipt of any Insurance/Condemnation Proceeds, the Manager (on behalf of each of the Service Recipients) in accordance with Section 5.10(e) of the Base Indenture, shall promptly deposit or cause the deposit of such Insurance/Condemnation Proceeds to the Insurance Proceeds Account. At the election of the Manager (on behalf of the applicable Securitization Entity) (as notified by the Manager to the Trustee, the Servicer, and the Back-Up Manager promptly after receipt of the Insurance/Condemnation Proceeds) and so long as no Rapid Amortization Event shall have occurred and be continuing, the Manager (on behalf of each of the Service Recipients) may reinvest such Insurance/Condemnation Proceeds to repair or replace the assets in respect of which such proceeds were received within one (1) calendar year following receipt of such Insurance/Condemnation Proceeds; provided that (i) in the event the Manager has repaired or replaced the assets with respect to which such Insurance/Condemnation Proceeds have been received prior to the receipt of such Insurance/Condemnation Proceeds, such Insurance/Condemnation Proceeds shall be used to reimburse the Manager for any expenditures in connection with such repair or replacement and (ii) any Insurance/Condemnation Proceeds received in connection with the exercise of any non-temporary condemnation, eminent domain or similar powers exercised pursuant to Requirements of Law may be reinvested in Eligible Assets.

Section 2.12    Permitted Asset Dispositions. The Manager (acting on behalf of each of the Service Recipients), in accordance with Section 8.16 of the Base Indenture and the Managing Standard, may dispose of property of any of the Service Recipients from time to time pursuant to a Permitted Asset Disposition. Upon receipt of any Asset Disposition Proceeds from any Permitted Asset Disposition, the Manager (on behalf of the applicable Service Recipients), in accordance with Section 5.10(e) of the Base Indenture, shall deposit or cause the deposit of such Asset Disposition Proceeds to the Asset Disposition Proceeds Account. At the election of the Manager (on behalf of the applicable Securitization Entity) and so long as no Rapid Amortization Event shall have occurred and be continuing, the Manager (on behalf of the Service Recipients) may reinvest such Asset Disposition Proceeds in Eligible Assets within the applicable Asset Disposition Reinvestment Period.

Section 2.13    Letter of Credit Reimbursement Agreement. In the event that any of Driven Brands (the “Parent Entity”) has deposited cash collateral as security for its obligations under the Letter of Credit Reimbursement Agreement into a bank account maintained in the name of the Issuer, (i) if the Parent Entity fails to make any payment to the Issuer when due under the Letter of Credit Reimbursement Agreement, the Manager will withdraw the amount of such delinquent payment from such bank account within one Business Day of the due date of such payment under the Letter of Credit Reimbursement Agreement and deposit such amount into the Collection Account, and (ii) if the amount on deposit in such account exceeds an amount equal to 105% of the sum of (x) the aggregate exposure under all outstanding letters of credit under the Letter of Credit Reimbursement Agreement plus (y) the aggregate amount then due to the Issuer under Section 4 or Section 5 of the Letter of Credit Reimbursement Agreement, the Manager will withdraw the amount of such excess from such account and pay such excess to the applicable Parent Entity.

Section 2.14    Manager Advances. The Manager may, but is not obligated to, make Manager Advances to, or on behalf of, any Service Recipient in connection with the operation of the Managed Assets. Manager Advances will accrue interest at the Advance Interest Rate and shall be reimbursable on each Weekly Allocation Date in accordance with the Priority of Payments.

ARTICLE III

STATEMENTS AND REPORTS

Section 3.1    Reporting by the Manager.

(a)    Reports Required Pursuant to the Indenture. The Manager, on behalf of each of the Service Recipients, shall furnish, or cause to be furnished, to the Trustee, all reports and notices required to be delivered to the Trustee by any Service Recipient pursuant to the Indenture (including pursuant to Article IV of the Base Indenture) or any other Transaction Document.

(b)    Delivery of Financial Statements. The Manager shall provide the financial statements of Driven Brands and each of the Service Recipients as required under Section 4.1(f) and (g) of the Base Indenture.

(c)    Franchisee Termination Notices. The Manager shall send to the Trustee, the Servicer and the Back-Up Manager, as soon as reasonably practicable but in no event later than fifteen (15) Business Days of the receipt thereof, a copy of any notices of termination of one or more Franchise Agreements sent by the Manager on behalf of any SPV Franchising Entity to any Franchisee unless (i) the related Branded Location(s) generated less than $250,000 in royalties during the immediately preceding fiscal year or (ii) the related Branded Location continues to operate pursuant to an agreement between the related SPV Franchising Entity or the Manager on its behalf and such Franchisee.

(d)    Additional Information; Access to Books and Records. The Manager shall furnish from time to time such additional information regarding the Collateral or compliance with the covenants and other agreements of Driven Brands and any Securitization Entity under the Transaction Documents as the Trustee, the Back-Up Manager or the Servicer may reasonably request, subject at all times to compliance with the Exchange Act, the Securities Act and any other applicable law. The Manager will, and will cause each Service Recipient to, permit, at reasonable times upon reasonable notice, the Servicer, the Controlling Class Representative and the Trustee or any Person appointed by any of them as its agent to visit and inspect any of its properties, examine its books and records and discuss its affairs with its officers, directors, managers, employees and independent certified public accountants, and up to one such visit and inspections by each of the Servicer, the Controlling Class Representative and the Trustee, or any Person appointed by them shall be reimbursable as a Securitization Operating Expense or other operating expense of Take 5 Company Locations per calendar year, with any additional visit or inspection by any such Person being at such Person’s sole cost and expense; provided, however that during the continuance of a Warm Back-Up Management Trigger Event, a Rapid Amortization Event, a Default, or an Event of Default, or to the extent expressly required without the instruction of any other party under the terms of any Transaction Documents, any such Person may visit and conduct such activities at any time and all such visits and activities will constitute a Securitization Operating Expense or other operating expense of a Take 5 Company Location. Notwithstanding the foregoing, the Manager shall not be required to disclose or make available communications protected by the attorney-client privilege.

(e)    Leadership Team Changes. The Manager shall promptly notify the Trustee, the Back-Up Manager and the Servicer of any termination or resignation of any persons included in the Leadership Team that occurs within 12 months following a Change of Control.

Section 3.2    Appointment of Independent Auditor. The Securitization Entities have appointed and shall maintain the appointment of a firm of independent public accountants of recognized national reputation that is reasonably acceptable to the Control Party to serve as the independent auditors (“Independent Auditors”) for purposes of preparing and delivering the reports required by Section 3.3. It is hereby acknowledged that the accounting firm of Grant Thornton LLP is acceptable for purposes of serving as Independent Auditors. The Securitization Entities may not remove the Independent Auditors without first giving thirty (30) days’ prior written notice to the Independent Auditors, with a copy of such notice also given concurrently to the Trustee, the Rating Agencies, the Control Party, the Manager (if applicable) and the Servicer. Upon any resignation by such firm or removal of such firm, the Securitization Entities shall promptly appoint a successor thereto that shall also be a firm of independent public accountants of recognized national reputation to serve as the Independent Auditors hereunder. If the Securitization Entities shall fail to appoint a successor firm of Independent Auditors within thirty (30) days after the effective date of any such resignation or removal, the Control Party shall promptly appoint a successor firm of independent public accountants of recognized national reputation that is reasonably satisfactory to the Manager to serve as the Independent Auditors hereunder. The fees of any Independent Auditors shall be payable by the Securitization Entities.

Section 3.3    Annual Accountants’ Reports. The Manager shall furnish, or cause to be furnished to the Trustee, the Servicer and the Rating Agencies, within 120 days after the end of each fiscal year of the Manager, commencing with the fiscal year ending on or about December 31, 2015, (i) a report of the Independent Auditors (who may also render other services to the Manager) or the Back-Up Manager summarizing the findings of a set of agreed-upon procedures performed by the Independent Auditors or the Back-Up Manager with respect to compliance with the Quarterly Noteholders’ Reports for such fiscal year (or other period) with the standards set forth herein, and (ii) a report of the Independent Auditors or the Back-Up

Manager to the effect that such firm has examined the assertion of the Manager’s management as to its compliance with its management requirements for such fiscal year (or other period), and that (x) in the case of the Independent Auditors, such examination was made in accordance with standards established by the American Institute of Certified Public Accountants and (y) except as described in the report, management’s assertion is fairly stated in all material respects. In the case of the Independent Auditors, the report will also indicate that the firm is independent of the Manager within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants (each, an “Annual Accountants’ Report”). In the event such Independent Auditors require the Trustee to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 3.3, the Manager shall direct the Trustee in writing to so agree as to the procedures described therein; it being understood and agreed that the Trustee shall deliver such letter of agreement (which shall be in a form satisfactory to the Trustee) in conclusive reliance upon the direction of the Manager, and the Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

Section 3.4    Available Information. The Manager, on behalf of each of the Service Recipients, shall make available the information requested by prospective purchasers necessary to satisfy the requirements of Rule 144A under the Securities Act, as amended, and the Investment Company Act, as amended. The Manager shall deliver such information, and shall promptly deliver copies of all Quarterly Noteholders’ Reports and Accountants’ Reports, to the Trustee as contemplated by Section 4.1 of the Base Indenture, to enable the Trustee to redeliver such information to purchasers or prospective purchasers of the Notes as contemplated by Section 4.4 of the Base Indenture.

ARTICLE IV

THE MANAGER

Section 4.1    Representations and Warranties Concerning the Manager. The Manager represents and warrants to each Service Recipient, the Trustee and the Servicer, as of the Series 2018-1 Closing Date (except if otherwise expressly noted), as follows:

(a)    Organization and Good Standing. The Manager (i) is a corporation, duly formed and organized, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Transaction Documents make such qualification necessary and (iii) has the power and authority (x) to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted and (y) to perform its obligations under this Agreement, except in each case referred to in clause (ii) or (iii) to the extent that a failure to do so would not reasonably be expected to result in a Material Adverse Effect on the Manager.

(b)    Power and Authority; No Conflicts. The execution and delivery by the Manager of this Agreement and its performance of, and compliance with, the terms hereof are within the power of the Manager and have been duly authorized by all necessary corporate action on the part of the Manager. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein, nor compliance with the provisions hereof, shall conflict with or result in a breach of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any order of any Governmental Authority or any of the provisions of any Requirement of Law binding on the Manager or its properties, or the charter or bylaws or other organizational documents of the Manager, or any of the provisions of any material indenture, mortgage, lease, contract or other instrument to which the Manager is a party or by which it or its property is bound or result in the creation or imposition of any Lien upon any of its property pursuant to the terms of any such indenture, mortgage, leases, contract or other instrument, except to the extent such default, creation or imposition would not reasonably be expected to result in a Material Adverse Effect on the Manager, the Collateral, taken as a whole, or any of the Service Recipients.

(c)    Consents. Except (i) for registrations as a franchise broker or franchise sales agent as may be required under state franchise statutes and regulations, (ii) to the extent that a state or foreign franchise law requires filing and other compliance actions by virtue of considering the Manager as a “subfranchisor”, (iii) for any consents, licenses, approvals, authorizations, registrations, notifications, waivers or declarations that have been obtained or made and are in full force and effect and (iv) to the extent that a failure to do so would not reasonably be expected to result in a Material Adverse Effect on the Manager, the Collateral, taken as a whole, or any of the Service Recipients, the Manager is not required to obtain the consent of any other party or the consent, license, approval or authorization of, or file any registration or declaration with, any Governmental Authority in connection with the execution, delivery or performance by the Manager of this Agreement, or the validity or enforceability of this Agreement against the Manager.

(d)    Due Execution and Delivery. This Agreement has been duly executed and delivered by the Manager and constitutes a legal, valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms (subject to applicable insolvency laws and to general principles of equity).

(e)    No Litigation. There are no actions, suits, investigations or proceedings pending or, to the Actual Knowledge of the Manager, threatened against or affecting the Manager, before or by any Governmental Authority having jurisdiction over the Manager or any of its properties or with respect to any of the transactions contemplated by this Agreement (i) asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability of this Agreement or (ii) which would reasonably be expected to result in a Material Adverse Effect on the Manager, the Collateral, taken as a whole, or any of the Service Recipients.

(f)    Compliance with Requirements of Law. The Manager is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Manager, the Collateral, taken as a whole, or any of the Service Recipients.

(g)    No Default. The Manager is not in default under any agreement, contract, instrument or indenture to which the Manager is a party or by which it or its properties is or are bound, or with respect to any order of any Governmental Authority, except to the extent such default would not reasonably be expected to result in a Material Adverse Effect on the Manager or the Collateral, taken as a whole; and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any Governmental Authority.

(h)    Taxes. The Manager has filed or caused to be filed and shall file or cause to be filed all federal tax returns and all material state and other tax returns that are required to be filed except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. The Manager has paid or caused to be paid, and shall pay or cause to be paid, all taxes owed by the Manager pursuant to said returns or pursuant to any assessments made against it or any of its property (other than any amount of tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Manager).

(i)    Accuracy of Information. No written report, financial statements, certificate or other information furnished (other than projections, budgets, other estimates and general market, industry and economic data) to the Servicer by or on behalf of the Manager in connection with the transactions contemplated hereby or pursuant to any provision of this Agreement or any other Transaction Document (when taken together with all other information furnished by or on behalf of the Manager to the Servicer), contains any material misstatement of fact as of the date furnished or omits to state any material fact necessary to make the statements therein not materially misleading in each case when taken as a whole and in the light of the circumstances under which they were made; and with respect to its projected financial information, the Manager represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time.

(j)    Financial Statements. As of the Series 2018-1 Closing Date, the audited consolidated financial statements of the Manager for the fiscal years ended December 31, 2017 and December 30, 2016 and the unaudited condensed consolidated financial statements of the Manager for the 52 weeks ended March 3, 2018 included in the Offering Memorandum, reported on and accompanied by an unqualified report from Independent Auditors, present fairly in all material respects the financial condition of Driven Brands and its Subsidiaries, as applicable, as of such date, and the results of operations and shareholders’ equity for the respective periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (except as otherwise stated therein) applied consistently through the periods involved.

(k)    No Material Adverse Change. Since March 3, 2018, except as otherwise set forth in the Offering Memorandum, there has been no development or event that has had or would reasonably be expected to result in a Material Adverse Effect on the Manager or the Collateral, taken as a whole.

(l)    ERISA.3 Neither the Manager nor any member of a Controlled Group that includes the Manager has established, maintains, contributes to, or has any liability in respect of

3	Subject to review by PW ERISA.

(or has in the past six years established, maintained, contributed to, or had any liability in respect of) any Pension Plan. Neither the Manager nor any of its Affiliates has any contingent liability with respect to any post-retirement welfare benefits under a Welfare Plan, other than liability for continuation (i) described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws, (ii) provided in connection with the payment of severance benefits or (iii) that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each Employee Benefit Plan presently complies and has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code, except for such instances of noncompliance as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Benefit Plan, other than transactions effected pursuant to a statutory or administrative exemption or such transactions as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, each such Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(m)    No Manager Termination Event. No Manager Termination Event has occurred or is continuing, and, to the Actual Knowledge of the Manager, there is no event which, with notice or lapse of time, or both, would constitute a Manager Termination Event.

(n)    Location of Records. The offices at which the Manager keeps its records concerning the Managed Assets are located at the addresses indicated in Section 8.5.

(o)    DISCLAIMER. EXCEPT FOR THE MANAGER’S REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN AND IN ANY OTHER TRANSACTION DOCUMENT, THE MANAGER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, WITH RESPECT TO THE SUBJECT MATTER HEREOF TO ANY OTHER PARTY, AND EACH PARTY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES, INCLUDING WARRANTY OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Section 4.2    Existence; Status as Manager. The Manager shall (a) keep in full effect its existence under the laws of the state of its incorporation, (b) maintain all rights and privileges necessary or desirable in the normal conduct of its business and the performance of its obligations hereunder except to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect and (c) obtain and preserve its qualification to do business in each jurisdiction in which the failure to so qualify either individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

Section 4.3    Performance of Obligations.

(a)    Performance. The Manager shall perform and observe all of its obligations and agreements contained in this Agreement and the other Transaction Documents in accordance with the terms hereof and thereof and in accordance with the Managing Standard.

(b)    Special Provisions as to Securitization IP.

(i)    The Manager acknowledges and agrees that each SPV Franchising Entity has the right and duty to control the quality of the goods and services offered under such SPV Franchising Entity’s Trademarks included in the Securitization IP and the manner in which such Trademarks are used in order to maintain the validity and enforceability of, and its ownership of such Trademarks. The Manager shall not take any action contrary to the express written instruction of the applicable SPV Franchising Entity with respect to: (A) the promulgation of standards with respect to the operation of Branded Locations, including products and services offered and safety, appearance, cleanliness and standards of service and operation (or the making of material changes to the existing standards), (B) the promulgation of standards with respect to new businesses, products and services which the applicable SPV Franchising Entity approves for inclusion in any license granted under any IP License Agreement (or any other license agreement or sublicense agreement for which the Manager is performing IP Services), (C) the nature and implementation of means of monitoring and controlling adherence to the standards, (D) the terms of any Franchise Agreements or other sublicense agreements relating to the quality standards which licensees must follow with respect to businesses, products, and services offered under the Trademarks included in the Securitization IP and the usage of such Trademarks, (E) the commencement and prosecution of enforcement actions with respect to the Trademarks included in the Securitization IP and the terms of any settlements thereof, (F) the adoption of any variations on the Driven Securitization Brands which are not in use on the date hereof, or other new Trademarks to be included in the Securitization IP, (G) the abandonment of any Securitization IP and (H) any uses of the Securitization IP that are not consistent with the Managing Standard. The SPV Franchising Entities shall have the right to monitor the Manager’s compliance with the foregoing and its performance of the IP Services and, in furtherance thereof, Manager shall provide each SPV Franchising Entity, at the written request from time to time of such SPV Franchising Entity, with copies of Franchise Documents and other sublicenses and samples of products and materials bearing the Trademarks included in the Securitization IP used by Franchisees and other licensees and sublicensees. Nothing in this Agreement shall limit the SPV Franchising Entities’ rights or the licensees’ obligations under the IP License Agreements or any other agreement with respect to which the Manager is performing IP Services.

(ii)    The SPV Franchising Entities hereby grant to the Manager and the Initial Sub-managers a non-exclusive, royalty-free sublicensable license to use the Securitization IP in connection with the performance of the Services under this Agreement. In connection with the Manager’s or any Initial Sub-manager’s use of any Trademark included in the Securitization IP pursuant to the foregoing license, the Manager and the Initial Sub-managers agree to adhere to the quality control provisions and sublicensing provisions, with respect to sublicenses issued hereunder, which are contained in each IP License Agreement, as applicable to the product or service to which such Trademark pertains, as if such provisions were incorporated by reference herein.

(c)    License from Manager and Sub-managers to SPV Franchising Entities. The Manager and each Initial Sub-manager hereby grant the SPV Franchising Entities and any Successor Manager a perpetual, non-exclusive, royalty-free, sublicensable, worldwide right and license to use any proprietary software owned by Driven Brands or such Initial Sub-manager, as applicable, for use in connection with operation of the Branded Locations.

(d)    Right to Receive Instructions. Without limiting the Manager’s obligations under Section 4.3(b) above, in the event that the Manager is unable to decide between alternative courses of action, or is unsure as to the application of any provision of this Agreement, the other Transaction Documents or any Managed Documents, or any such provision is, in the good faith judgment of the Manager, ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement, any other Transaction Document or any Managed Document permits any determination by the Manager or is silent or is incomplete as to the course of action which the Manager is required to take with respect to a particular set of facts, the Manager may make a Consent Request to the Control Party for written instructions in accordance with the Indenture and the other Transaction Documents and, to the extent that the Manager shall have acted or refrained from acting in good faith in accordance with instructions, if any, received from the Control Party with respect to such Consent Request, the Manager shall not be liable on account of such action or inaction to any Person; provided that the Control Party shall be under no obligation to provide any such instruction if it is unable to decide between alternative courses of action. Subject to the Managing Standard, if the Manager shall not have received appropriate instructions from the Control Party within ten days of such notice (or within such shorter period of time as may be specified in such notice), the Manager may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Transaction Documents, as the Manager shall deem to be in the best interests of the Noteholders and each of the Service Recipients. The Manager shall have no liability to any Secured Party or the Controlling Class Representative for such action or inaction taken in reliance on the preceding sentence except for the Manager’s own bad faith, negligence or willful misconduct.

(e)    Limitation on Manager’s Duties and Responsibilities.

(i)    The Manager shall not have any duty or obligation to manage, make any payment in respect of, register, record, sell, reinvest, dispose of, create, perfect or maintain title to, or any security interest in, or otherwise deal with the Collateral, to prepare or file any report or other document or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Manager is a party, except as expressly provided by the terms of this Agreement or the other Transaction Documents and consistent with the Managing Standard, and no implied duties or obligations shall be read into this Agreement against the Manager. The Manager nevertheless agrees that it shall, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens (other than Permitted Liens) on any part of the Managed Assets constituting Collateral which result from valid claims against the Manager personally whether or not related to the ownership or administration of the Managed Assets constituting Collateral or the transactions contemplated by the Transaction Documents.

(ii)    Except as otherwise set forth herein and in the other Transaction Documents, the Manager shall have no responsibility under this Agreement other than to render the Services in good faith and consistent with the Managing Standard.

(iii)    The Manager shall not manage, control, use, sell, reinvest, dispose of or otherwise deal with any part of the Collateral except in accordance with the powers granted to, and the authority conferred upon, the Manager pursuant to this Agreement or the other Transaction Documents.

(f)    Limitations on the Manager’s Liabilities, Duties and Responsibilities. Subject to Section 2.7 and except for any loss, liability, expense, damage, action, suit or injury arising out of, or resulting from, (i) any breach or default by the Manager in the observance or performance of any of its agreements contained in this Agreement or any other Transaction Document to which it is a party in its capacity as Manager, (ii) the breach by the Manager of any representation, warranty or covenant made by it herein or any other Transaction Document to which it is a party in its capacity as Manager or (iii) acts or omissions constituting the Manager’s own bad faith, negligence or willful misconduct, in the performance of its duties hereunder or under the other Transaction Documents to which it is a party in its capacity as Manager, neither the Manager nor any of its Affiliates, managers, officers, members or employees shall be liable to any Service Recipient, the Noteholders or any other Person under any circumstances, including, without limitation:

(1)    for any action taken or omitted to be taken by the Manager in good faith in accordance with the instructions of the Trustee or the Control Party;

(2)    for any representation, warranty, covenant, agreement or Indebtedness of any Securitization Entity under the Notes, any other Transaction Documents or the Managed Documents, or for any other liability or obligation of any Service Recipient;

(3)    for the validity or sufficiency of this Agreement or the due execution hereof by any party hereto other than the Manager, or the form, character, genuineness, sufficiency, value or validity of any part of the Collateral (including the creditworthiness of any Franchisee, lessee or other obligor thereunder), or for, or in respect of, the validity or sufficiency of the Transaction Documents;

(4)    for any action or inaction of the Trustee, the Back-Up Manager or the Servicer or for the performance of, or the supervision of the performance of, any obligation under this Agreement or any other Transaction Document that is required to be performed by the Trustee, the Back-Up Manager or the Servicer; and

(5)    for any error of judgment made in good faith that does not violate the Managing Standard.

(g)    No Financial Liability. No provision of this Agreement (other than Sections 2.6, 2.7, 4.3(e)(i) and 4.3(f)) shall require the Manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Manager shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not compensated by the payment of the Weekly Management Fees and is otherwise not reasonably assured or provided to the Manager. Further, the Manager shall not be obligated to perform any services not enumerated or otherwise contemplated hereunder, unless the Manager determines that it is more likely than not that it shall be reimbursed for all of its expenses incurred in connection with such performance. The Manager shall not be liable under the Notes and shall not be responsible for any amounts required to be paid by the Issuer under or pursuant to the Indenture.

(h)    Reliance. The Manager may, reasonably and in good faith, conclusively rely on, and shall be protected in acting or refraining from acting when doing so, in each case in accordance with any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and believed by it to be signed by the proper party or parties other than its Affiliates. The Manager may reasonably accept a certified copy of a resolution of the board of directors or other governing body of any corporate or other entity other than its Affiliates as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner or ascertainment of which is not specifically prescribed herein, the Manager may in good faith for all purposes hereof reasonably rely on a certificate, signed by any Authorized Officer of the relevant party, as to such fact or matter, and such certificate reasonably relied upon in good faith shall constitute full protection to the Manager for any action taken or omitted to be taken by it in good faith in reliance thereon.

(i)    Consultations with Third Parties; Advice of Counsel. In the exercise and performance of its duties and obligations hereunder or under any of the Transaction Documents, the Manager (A) may act directly or through agents or attorneys pursuant to agreements entered into with any of them; provided that the Manager shall remain primarily liable hereunder for the acts or omissions of such agents or attorneys and (B) may, at the expense of the Manager, consult with external counsel or accountants selected and monitored by the Manager in good faith and in the absence of negligence, and the Manager shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such external counsel or accountants with respect to legal or accounting matters.

(j)    Independent Contractor. In performing its obligations as manager hereunder the Manager acts solely as an independent contractor of each of the Service Recipients, except to the extent the Manager is deemed to be an agent of any of the Securitization Entities by virtue of engaging in franchise sales activities, as a broker, or receiving payments on behalf of each of the Service Recipients, as applicable. Nothing in this Agreement shall, or shall be deemed to, create or constitute any joint venture, partnership, employment, or any other relationship between any of the Service Recipients and the Manager other than the independent contractor contractual relationship established hereby. Nothing herein shall be deemed to vest in the Manager title to, or ownership or property interest in, any of the Securitization IP. Except as otherwise provided herein or in the other Transaction Documents, the Manager shall not be, nor shall be deemed to be, liable for any acts or obligations of the Service Recipients, the Trustee, the Back-Up Manager or the Servicer.

Section 4.4    Merger and Resignation.

(a)    Preservation of Existence. The Manager shall not merge into any other Person or convey, transfer or lease substantially all of its assets; provided, however, that nothing contained in this Agreement shall be deemed to prevent (i) the merger into the Manager of another Person, (ii) the consolidation of the Manager and another Person, (iii) the merger of the Manager into another Person or (iv) the sale of substantially all of the property or assets of the Manager to another Person, so long as (A) the surviving Person of the merger or consolidation or the purchaser of the assets of the Manager shall continue to be engaged in the same line of business as the Manager and shall have the capacity to perform its obligations hereunder with at least the same degree of care, skill and diligence as measured by customary practices with which the Manager is required to perform such obligations hereunder, (B) in the case of a merger, consolidation or sale, the surviving Person of the merger or the purchaser of the assets of the Manager shall expressly assume the obligations of the Manager under this Agreement and expressly agree to be bound by all other provisions applicable to the Manager under this Agreement in a supplement to this Agreement in form and substance reasonably satisfactory to the Trustee and the Control Party and (C) with respect to such event, in and of itself, the Rating Agency Condition has been satisfied.

(b)    Resignation. The Manager shall not resign from the rights, powers, obligations and duties hereby imposed on it except upon determination that (A) the performance of its duties hereunder is no longer permissible under applicable law and (B) there is no reasonable action that the Manager could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Manager pursuant to clause (A) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, the Back-Up Manager and the Control Party. No such resignation shall become effective until a Successor Manager shall have been appointed by the Control Party (acting at the direction of the Controlling Class Representative) and shall have assumed the responsibilities and obligations of the Manager in accordance with Section 6.1(a). The Trustee, the Service Recipients, the Back-Up Manager, the Control Party, the Servicer and the Rating Agencies shall be notified of such resignation in writing by the Manager. From and after such effectiveness, the Successor Manager shall be, to the extent of the assignment, the “Manager” hereunder. Except as provided above in this Section 4.4 the Manager may not assign this Agreement or any of its rights, powers, duties or obligations hereunder.

(c)    Term of Manager’s Obligations. Except as provided in Section 4.4(a) and Section 4.4(b), the duties and obligations of the Manager under this Agreement shall commence on the date hereof and continue until this Agreement shall have been terminated as provided in Section 6.1 or Section 8.1, and shall survive the exercise by any Service Recipient, the Trustee or the Control Party of any right or remedy under this Agreement (other than the right of termination pursuant to Section 6.1), or the enforcement by any Service Recipient, the Trustee, the Servicer, the Back-Up Manager, the Control Party, the Controlling Class Representative or any Noteholder of any provision of the Indenture, the Notes, this Agreement or the other Transaction Documents.

Section 4.5    Notice of Certain Events. The Manager shall give written notice to the Trustee, the Back-Up Manager, the Servicer and the Rating Agencies promptly upon the occurrence of any of the following events (but in any event no later than five (5) Business Days after the Manager has Actual Knowledge of the occurrence of such an event): (a) the Manager, any of the Securitization Entities or any Affiliate thereof shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (b) any “accumulated funding deficiency” or failure to meet “minimum funding standard” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of any of the Securitization Entities or any Affiliate thereof, (c) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Control Party, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (d) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (e) the Manager, any of the Securitization Entities or any Affiliate thereof incur, or in the reasonable opinion of the Control Party are likely to incur, any liability in connection with a complete or partial withdrawal from, or the Insolvency, Reorganization or termination of, a Multiemployer Plan; (f) any other event or condition shall occur or exist with respect to a Plan (but in each case in clauses (a) through (f) above, only if such event or condition, together with all other such events or conditions, if any, would reasonably be expected to result in a Material Adverse Effect); (g) a Manager Termination Event, an Event of Default, a Hot Back-Up Management Trigger Event, a Warm Back-Up Management Trigger Event or a Rapid Amortization Event or any event which would, with the passage of time or giving of notice or both, would become one or more of the same; or (h) any action, suit, investigation or proceeding pending or, to the Actual Knowledge of the Manager, threatened against or affecting the Manager, before or by any court, administrative agency, arbitrator or governmental body having jurisdiction over the Manager or any of its properties either asserting the illegality, invalidity or unenforceability of any of the Transaction Documents, seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability of any of the Transaction Documents or that would reasonably be expected to result in a Material Adverse Effect.

Section 4.6    Capitalization. The Manager shall have sufficient capital to perform all of its obligations under this Agreement at all times from the Series 2018-1 Closing Date and until the Indenture has been terminated in accordance with the terms thereof.

Section 4.7    Maintenance of Separateness. The Manager covenants that, except as otherwise contemplated by the Transaction Documents with respect to Take 5 and Take 5 Oil:

(a)    the books and records of each of the Securitization Entities shall be maintained separately from those of the Manager and each of its Affiliates that is not a Securitization Entity;

(b)    the Manager shall observe (and shall cause each of its Affiliates that is not a Securitization Entity to observe, other than Take 5 and Take 5 Oil) corporate and limited liability company formalities in its dealings with any Securitization Entity;

(c)    all financial statements of the Manager that are consolidated to include any Securitization Entity and that are distributed to any party shall contain detailed notes clearly stating that (i) all of such Securitization Entity’s assets are owned by such Securitization Entity and (ii) such Securitization Entity is a separate entity and has separate creditors;

(d)    except as contemplated under Sections 2.2(d) or 2.2(e) of this Agreement, the Manager shall not (and shall not permit any of its Affiliates that is not a Securitization Entity other than Take 5 or Take 5 Oil, pursuant to this Agreement or to the Indenture to) commingle its funds with any funds of any Securitization Entity; provided that the foregoing shall not prohibit the Manager or any successor to or assignee of the Manager from holding funds of any of the Service Recipients in its capacity as Manager for such entity in a segregated account identified for such purpose;

(e)    the Manager shall (and shall cause each of its Affiliates that is not a Securitization Entity, other than Take 5 or Take 5 Oil, to) maintain arm’s length relationships with each Securitization Entity, and each of the Manager and each of its Affiliates that is not a Securitization Entity shall be compensated at market rates for any services it renders or otherwise furnishes to any Securitization Entity, it being understood that the Weekly Management Fee, the Supplemental Management Fee and the this Agreement are representative of such arm’s length relationship;

(f)    the Manager shall not be, and shall not hold itself out to be, liable for the debts of any Securitization Entity or the decisions or actions in respect of the daily business and affairs of any of the Service Recipients and the Manager shall not permit any of the Service Recipients to hold the Manager out to be liable for the debts of such Securitization Entity or the decisions or actions in respect of the daily business and affairs of such Securitization Entity; and

(g)    upon an officer or other responsible party of the Manager obtaining Actual Knowledge that any of the foregoing provisions in this Section 4.7 has been breached or violated in any material respect, the Manager shall promptly notify the Trustee, the Back-Up Manager, the Control Party and the Rating Agencies of same and shall take such actions as may be reasonable and appropriate under the circumstances to correct and remedy such breach or violation as soon as reasonably practicable under such circumstances.

Section 4.8    No Competitive Business. The Manager shall not engage in any Competitive Business.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1    Representations and Warranties Made in Respect of New Franchise Agreements. As of the applicable New Asset Addition Date with respect to a New Franchise Agreement acquired or entered into on such New Asset Addition Date, the Manager shall represent and warrant to the Securitization Entities, the Trustee and the Servicer that: (a) such New Franchise Agreement does not contain terms and conditions that are reasonably expected to result in (i) a material decrease in the amount of Collections or Retained Collections, taken as a whole, (ii) a material adverse change in the nature, quality or timing of Collections constituting Franchisee Payments, taken as a whole, or (iii) a material adverse change in the types of underlying assets generating Collections, taken as a whole, in each case when compared to the amount, nature or quality of, or types of assets generating, Collections that would have been reasonably expected to result had such New Franchise Agreement been entered into in accordance with the then-current Franchise Documents; (b) such New Franchise Agreement is genuine, and is the legal, valid and binding obligation of the parties thereto and is enforceable against the parties thereto in accordance with its terms (except as such enforceability may be limited by bankruptcy or insolvency laws and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law); (c) such New Franchise Agreement complies in all material respects with all applicable Requirements of Law; (d) the Franchisee related to such agreement is not, to the Actual Knowledge of the Manager, the subject of a bankruptcy proceeding; (e) royalty fees payable pursuant to such New Franchise Agreement are payable by the related Franchisee at least monthly; (f) except as required by applicable Requirements of Law, such New Franchise Agreement contains no contractual rights of set-off; and (g) except as required by applicable Requirements of Law, such New Franchise Agreement is freely assignable by the applicable Securitization Entities.

Section 5.2    Assets Acquired After the Series 2018-1 Closing Date.

(a)    The Manager will be required to cause the applicable Securitization Entity to enter into or acquire each of the following, to the extent entered into or acquired after the Closing Date: (a) all New Franchise Agreements and New Development Agreements and (b) all Licensee-Developed IP and Manager-Developed IP. The Manager may, but shall not be obligated to, cause any of the Securitization Entities to enter into, develop or acquire assets other than the foregoing from time to time. Unless otherwise agreed to in writing by the Control Party, the entry into, development or acquisition of assets by any of the Securitization Entities will be subject to all applicable provisions of the Indenture, this Agreement, the IP License Agreements and the other relevant Transaction Documents.

(b)    Unless otherwise agreed to in writing by the Control Party, any contribution to, or development or acquisition by, any Securitization Entity of assets obtained after the Series 2018-1 Closing Date described in Section 5.2(a) shall be subject to all applicable provisions of the Indenture, this Agreement (including the applicable representations and warranties and covenants in Articles II and V of this Agreement), the IP License Agreements and the other Transaction Documents. Any Franchise Agreement that is obtained after the Series 2018-1 Closing Date as described in Section 5.2(a) shall be deemed to be a New Franchise Agreement for the purposes of this Agreement.

Section 5.3    Securitization IP. All Securitization IP shall be owned solely by the applicable SPV Franchising Entity, and shall not be assigned, transferred or licensed out by such SPV Franchising Entity to any other entity other than as permitted or provided under the Transaction Documents.

Section 5.4    Specified Non-Securitization Debt Cap. Following the Series 2015-1 Closing Date, Driven Brands shall not and shall not permit the Non-Securitization Entities to incur any additional Indebtedness for borrowed money (“Specified Non-Securitization

Debt”) if, after giving effect to such incurrence (and any repayment of Specified Non-Securitization Debt on such date), such incurrence would cause the aggregate Outstanding Principal Amount of the Specified Non-Securitization Debt of the Non-Securitization Entities as of such date to exceed $30,000,000 (the “Driven Brands Specified Non-Securitization Debt Cap”); provided that the Driven Brands Specified Non-Securitization Debt Cap shall not be applicable to Specified Non-Securitization Debt (i) issued or incurred to refinance the Notes in whole, (ii) in excess of the Driven Brands Specified Non-Securitization Debt Cap if (a) the creditors (other than any creditor with respect to an aggregate amount of outstanding Indebtedness less than $50,000) under and with respect to such Indebtedness execute a non-disturbance agreement with the Trustee, as directed by the Manager and in a form reasonably satisfactory to the Servicer and the Trustee, that acknowledges the terms of the Securitization Transaction including the bankruptcy remote status of the Securitization Entities and their assets and (b) after giving pro forma effect to the incurrence of such Indebtedness (and any repayment of existing Indebtedness), the Driven Brands Leverage Ratio (as calculated without regard to any Indebtedness that is subject to the Driven Brands Specified Non-Securitization Debt Cap) is less than or equal to 7.00x (assuming any variable funding or revolving facility is fully drawn), (iii) that is considered Indebtedness due solely to a change in accounting rules that takes effect subsequent to the Series 2015-1 Closing Date but that was not considered Indebtedness prior to such date, (iv) in respect of any obligation of any Non-Securitization Entity to reimburse the Issuer for any draws under any one or more Letters of Credit, (v) in respect of intercompany notes among Non-Securitization Entities or (vi) with respect to any Letter of Credit that is 100% cash collateralized. A violation of the foregoing covenant will result in a Manager Termination Event and therefore a Rapid Amortization Event.

Section 5.5    Future Brands. The Manager may create or acquire additional subsidiaries of the Issuer or Franchisor Holdco (“Future Securitization Entities”) after the Series 2018-1 Closing Date, at the election of the Manager, in respect of (i) company-owned locations (if any) and (ii) acquisitions of additional franchise brand subsidiaries (which may include international subsidiaries) in connection with Future Brands; provided that (x) the Manager (on behalf of the Issuer or Franchisor Holdco) will be required to contribute to Take 5 Properties any future Take 5 Company Locations and (y) the Manager (on behalf of the Issuer or Franchisor Holdco) will be required to contribute to one or more Securitization Entities any franchise brand, in each case, that, in the good faith determination of the Manager in accordance with the Managing Standard, is intended to compete against any Driven Securitization Brand in the United States.

Section 5.6    Restrictions on Liens. The Manager shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, permit or suffer to exist any Lien (other than Liens in favor of the Trustee for the benefit of the Secured Parties and any Permitted Lien set forth in clauses (a), (g) or (i) of the definition thereof) upon the Equity Interests of any Securitization Entity.

Section 5.7    New Company-Owned Location Assets. As of the applicable New Asset Addition Date with respect to each New Company-Owned Location Asset acquired on such New Asset Addition Date, the Manager represents and warrants to the Service Recipients, the Trustee and the Servicer that: (i) Take 5 Properties, Take 5 LLC and Take 5 Oil, as applicable, own full legal and equitable title to each such New Company-Owned Location Asset, free and clear of any Lien (other than Permitted Liens) and (ii) the addition of such New Company-Owned Location Asset would not be reasonably expected to result in a Material Adverse Effect.

ARTICLE VI

MANAGER TERMINATION EVENTS

Section 6.1    Manager Termination Events.

(a)    Manager Termination Events. Any of the following acts or occurrences shall constitute a “Manager Termination Event” under this Agreement, the assertion as to the occurrence of which may be made, and notice of which may be given, by either a Securitization Entity, the Back-Up Manager, the Servicer or the Trustee (acting at the direction of the Control Party):

(i)    the Interest-Only DSCR as calculated as of any Quarterly Calculation Date is less than 1.20x;

(ii)    any failure by the Manager to remit a payment required to be deposited from a Concentration Account to the Collection Account or any other Indenture Trust Account, within three (3) Business Days of the later of (a) its Actual Knowledge of its receipt thereof and (b) the date such deposit is required to be made pursuant to the Transaction Documents; provided that any inadvertent failure to remit such a payment shall not be a breach of this clause (i) if in an amount less than $1,000,000 and corrected within three (3) Business Days after the Manager obtains Actual Knowledge thereof (it being understood that the Manager will not be responsible for the failure of the Trustee to remit funds that were received by the Trustee from or on behalf of the Manager in accordance with the applicable Transaction Documents);

(iii)    any failure by the Manager to provide any required certificate or report set forth in any required certificate or report set forth in Sections 4.1(a) through (g) of the Base Indenture within three (3) Business Days of its due date;

(iv)    a material default by the Manager in the due performance and observance of any provision of this Agreement or any other Transaction Document (other than as described above) to which it is party and the continuation of such default for a period of 30 days after the Manager has been notified thereof in writing by any Service Recipient or the Control Party; provided, however, that as long as the Manager is diligently attempting to cure such default (so long as such default is capable of being cured), such cure period shall be extended by an additional period as may be required to cure such default, but in no event by more than an additional 30 days; and provided, further, that any default related to transfer of a Defective New Asset pursuant to the terms of this Agreement shall be deemed cured for purposes hereof upon payment in full by the Manager of liquidated damages in an amount equal to the Indemnification Amount to the Collection Account;

(v)    any representation, warranty or statement of the Manager made in this Agreement or any other Transaction Document or in any certificate, report or other writing delivered pursuant thereto that is not qualified by materiality or the definition of “Material Adverse Effect” proves to be incorrect in any material respect, or any such representation, warranty or statement of the Manager that is qualified by materiality or the definition of “Material Adverse Effect” proves to be incorrect, in each case as of the time when the same was made or deemed to have been made or as of any other date specified in such document or agreement; provided that if any such breach is capable of being remedied within 30 days after the Manager has obtained Actual Knowledge of such breach or the Manager’s receipt of written notice thereof, then a Manager Termination Event shall only occur under this clause (v) as a result of such breach if it is not cured in all material respects by the end of such 30-day period;

(vi)    an Event of Bankruptcy with respect to the Manager;

(vii)    any final, non-appealable order, judgment or decree is entered in any proceedings against the Manager by a court of competent jurisdiction decreeing the dissolution of the Manager and such order, judgment or decree remains unstayed and in effect for more than ten (10) days;

(viii)    a final, non-appealable judgment for an amount in excess of $5,000,000 (exclusive of any portion thereof which is insured) is rendered against the Manager and is not discharged or stayed within 30 days of the date when due;

(ix)    an acceleration of more than $10,000,000 of the Indebtedness of the Manager, which Indebtedness has not been discharged or which acceleration has not been rescinded and annulled;

(x)    this Agreement or a material portion thereof ceases to be in full force and effect or enforceable in accordance with its terms (other than in accordance with the express termination provisions hereof) or the Manager asserts as much in writing;

(xi)    a failure by the Manager, the Initial Manager or any direct or indirect subsidiary of the Initial Manager (other than the Securitization Entities) to comply with the Driven Brands Specified Non-Securitization Debt Cap, and such failure has continued for a period of 45 days after the Manager has been notified in writing by any Securitization Entity, the Control Party, the Back-Up Manager or the Trustee, or otherwise has obtained Actual Knowledge of such non-compliance; or

(xii)    the occurrence of a Change in Management following the occurrence of a Change of Control.

If a Manager Termination Event has occurred and is continuing, the Control Party (acting at the direction of the Controlling Class Representative) may (i) waive such Manager Termination Event (except for a Manager Termination Event described in clauses (vi) or (vii) above) or (ii) direct the Trustee to terminate the Manager in its capacity as such by the delivery of a termination notice (a “Termination Notice”) to the Manager (with a copy to each of the

Service Recipients, the Back-Up Manager and the Rating Agencies); provided, that the delivery of a Termination Notice will not be required in respect of any Manager Termination Event relating to the Manager Termination Events described in clauses (vi) or (vii) above. If the Trustee, acting at the direction of the Control Party (acting at the direction of the Controlling Class Representative), delivers a Termination Notice to the Manager pursuant to the Management Agreement (or automatically upon the occurrence of any Manager Termination Event relating to the Manager Termination Events described in clauses (vi) or (vii) above), all rights, powers, duties, obligations and responsibilities of the Manager under the Management Agreement and the other Transaction Documents (other than with respect to the payment of Indemnification Amounts or its obligations with respect to Disentanglement), including with respect to the Accounts or otherwise, will vest in and be assumed by the Successor Manager appointed by the Control Party (acting at the direction of the Controlling Class Representative). If no Successor Manager has been appointed by the Control Party (acting at the direction of the Controlling Class Representative), the Back-Up Manager will serve as the Successor Manager and will work with the Servicer to implement the Transition Plan until a Successor Manager (other than the Back-Up Manager) has been appointed by the Control Party (acting at the direction of the Controlling Class Representative).

(b)    From and during the continuation of a Manager Termination Event, each Service Recipient and the Trustee (acting at the direction of the Control Party) are hereby irrevocably authorized and empowered to execute and deliver, on behalf of the Manager, as attorney-in-fact or otherwise, all documents and other instruments (including any notices to Franchisees deemed necessary or advisable by the applicable Service Recipient or the Control Party), and to do or accomplish all other acts or take other measures necessary or appropriate, to effect such vesting and assumption.

Section 6.2    Manager Termination Event Remedies. If the Trustee, acting at the written direction of the Control Party (acting at the direction of the Controlling Class Representative), delivers a Termination Notice to the Manager pursuant to Section 6.1(a) (or automatically upon the occurrence of any Manager Termination Event described in clauses (vi) or (vii) of Section 6.1(a)), all rights, powers, duties, obligations and responsibilities of the Manager under this Agreement (other than with respect to the obligation to pay any Indemnification Amounts) and the other Transaction Documents, including with respect to the Managed Assets, the Indenture Trust Accounts, the Management Accounts, the Advertising Fund Accounts, the Existing Local Take 5 Company Location Accounts or otherwise shall vest in and be assumed by the Successor Manager without incurring any additional cost.

Section 6.3    Manager’s Transitional Role.

(a)    Disentanglement. Following the delivery of a Termination Notice to the Manager pursuant to Section 6.1(a) or Section 6.2 above or notice of resignation of the Manager pursuant to Section 4.4(b), the Manager shall cooperate with the Back-Up Manager and the Control Party in connection with the implementation of the Transition Plan (as defined in the Back-Up Management Agreement) and the complete transition to a Successor Manager, without interruption or adverse impact on the provision of Services (the “Disentanglement”). The Manager shall cooperate fully with the Successor Manager and otherwise promptly take all actions required to assist in effecting a complete Disentanglement and shall follow any directions that may be provided by the Back-Up Manager and the Control Party. The Manager shall provide all information and assistance regarding the terminated Services required for Disentanglement, including data conversion and migration, interface specifications, and related professional services. All services relating to Disentanglement (“Disentanglement Services”), including all reasonable training for personnel of the Back-Up Manager, the Successor Manager or the Successor Manager’s designated alternate service provider in the performance of the Services, will be deemed a part of the Services to be performed by the Manager. So long as the Manager continues to provide the Services (whether or not the Manager has been terminated as the Manager) during the Disentanglement Period, the Manager will continue to be paid the Weekly Management Fee.

(b)    Fees and Charges for the Disentanglement Services. Upon the Successor Manager’s assumption of the obligation to perform all Services hereunder, the Manager shall be entitled to reimbursement of its actual costs for the provision of any Disentanglement Services.

(c)    Duration of Obligations. The Manager’s obligation to provide Disentanglement Services will continue during the period commencing on the date that a Termination Notice is delivered and ending on the date on which the Successor Manager or the re-engaged Manager assumes all of the obligations of the Manager hereunder (the “Disentanglement Period”).

(d)    Sub-managing Arrangements; Authorizations.

(i)    With respect to each Sub-managing Arrangement and unless the Control Party elects to terminate such Sub-managing Arrangement in accordance with Section 2.10, the Manager shall:

(x)    assign to the Successor Manager (or such Successor Manager’s designated alternate service provider) all of the Manager’s rights under such Sub-managing Arrangement to which it is party used by the Manager in performance of the transitioned Services; and

(y)    procure any third party authorizations necessary to grant the Successor Manager (or such Successor Manager’s designated alternate service provider) the use and benefit of such Sub-managing Arrangement to which it is party (used by the Manager in performing the transitioned Services), pending their assignment to the Successor Manager under this Agreement.

(ii)    If the Control Party elects to terminate such Sub-managing Arrangement in accordance with Section 2.10, the Manager shall take all reasonable actions necessary or reasonably requested by the Control Party to accomplish a complete transition of the Services performed by such Sub-manager to the Successor Manager, or to any alternate service provider designated by the Control Party, without interruption or adverse impact on the provision of Services.

Section 6.4    Intellectual Property. Within thirty (30) days of termination of this Agreement for any reason, the Manager shall deliver and surrender up to the SPV Franchising Entities (with a copy to the Successor Manager and the Servicer) any and all products, materials, or other physical objects containing the Trademarks included in the applicable Securitization IP or Confidential Information of the SPV Franchising Entities and any copies of copyrighted works included in the applicable Securitization IP in the Manager’s possession or control, and shall terminate all use of all Securitization IP, including Trade Secrets; provided that (for the avoidance of doubt) any rights granted to Driven Brands and the other Non-Securitization Entities as licensees pursuant to the IP License Agreements shall continue pursuant to the terms thereof notwithstanding the termination of this Agreement and/or Driven Brands’ role as Manager.

Section 6.5    Third Party Intellectual Property. The Manager shall assist and fully cooperate with the Successor Manager or its designated alternate service provider in obtaining any necessary licenses or consents to use any third party Intellectual Property then being used by the Manager or any Sub-manager. The Manager shall assign, and shall cause each Sub-manager to assign, any such license or sublicense directly to the Successor Manager or its designated alternate service provider to the extent the Manager, or each Sub-manager as applicable, has the rights to assign such agreements to the Successor Manager without incurring any additional cost.

Section 6.6    No Effect on Other Parties. Upon any termination of the rights and powers of the Manager from time to time pursuant to Section 6.1 or upon any appointment of a Successor Manager, all the rights, powers, duties, obligations, and responsibilities of each of the Service Recipients or the Trustee under this Agreement, the Indenture and the other Transaction Documents shall remain unaffected by such termination or appointment and shall remain in full force and effect thereafter, except as otherwise expressly provided in this Agreement or in the Indenture.

Section 6.7    Rights Cumulative. All rights and remedies from time to time conferred upon or reserved to any of the Service Recipients, the Trustee, the Servicer, the Control Party, the Back-Up Manager and the Noteholders or to any or all of the foregoing are cumulative, and none is intended to be exclusive of another or any other right or remedy which they may have at law or in equity. Except as otherwise expressly provided herein, no delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every such right and remedy may be exercised from time to time and as often as deemed expedient.

ARTICLE VII

CONFIDENTIALITY

Section 7.1    Confidentiality.

(a)    Each of the parties hereto acknowledges that during the Term of this Agreement such party (the “Recipient”) may receive Confidential Information from another party hereto (the “Discloser”). Each such party (except for the Trustee, whose confidentiality obligations shall be governed in accordance with the Indenture) agrees to maintain the Confidential Information of the other party in the strictest of confidence and shall not, except as otherwise contemplated herein, at any time, use, disseminate or disclose any Confidential Information to any Person other than (i) its officers, directors, managers, employees, agents, advisors or representatives (including legal counsel and accountants) who have a “need to know” and who have been apprised of this restriction or (ii) in the case of the Manager, the Initial Sub-managers and the Service Recipients, Franchisees and prospective Franchisees, suppliers or other service providers under written confidentiality agreements that contain provisions at least as protective as those set forth in this Agreement. The Recipient shall be liable for any breach of this Section 7.1 by any of its officers, directors, managers, employees, agents, advisors, representatives, Franchisees and prospective Franchisees, suppliers or other services providers and shall immediately notify Discloser in the event of any loss or disclosure of any Confidential Information of the Discloser. Upon termination of this Agreement, Recipient shall return to the Discloser, or at Discloser’s request, destroy, all documents and records in its possession containing the Confidential Information of the Discloser. Confidential Information shall not include information that: (A) is already known to Recipient without restriction on use or disclosure prior to receipt of such information from the Discloser; (B) is or becomes part of the public domain other than by breach of this Agreement by, or other wrongful act of, the Recipient; (C) is developed by the Recipient independently of and without reference to any Confidential Information of the Discloser; (D) is received by the Recipient from a third party who is not under any obligation to the Discloser to maintain the confidentiality of such information; or (E) is required to be disclosed by applicable law, statute, rule, regulation, subpoena, court order or legal process; provided that the Recipient shall promptly inform the Discloser of any such requirement and cooperate with any attempt by the Discloser to obtain a protective order or other similar treatment. It shall be the obligation of Recipient to prove that such an exception to the definition of Confidential Information exists.

(b)    Notwithstanding anything to the contrary contained in Section 7.1(a), the parties hereto may use, disseminate or disclose Confidential Information (other than Trade Secrets) to any Person in connection with the enforcement of rights of the Trustee or the Noteholders under the Indenture or the Transaction Documents; provided, however, that prior to disclosing any such Confidential Information:

(i)    to any such Person other than in connection with any judicial or regulatory proceeding, such Person shall agree in writing to maintain such Confidential Information in a manner at least as protective of the Confidential Information as the terms of Section 7.1(a) and Recipient shall provide Discloser with the written opinion of counsel that such disclosure contains Confidential Information only to the extent necessary to facilitate the enforcement of such rights of the Trustee or the Noteholders; or

(ii)    to any such Person or entity in connection with any judicial or regulatory proceeding, Recipient will (x) promptly notify Discloser of each such requirement and identify the documents so required thereby so that Discloser may seek an appropriate protective order or similar treatment and/or waive compliance with the provisions of this Agreement; (y) use reasonable efforts to assist Discloser in obtaining such protective order or other similar treatment protecting such Confidential Information prior to any such disclosure; and (z) consult with Discloser on the advisability of taking legally available steps to resist or narrow the scope of such requirement. If, in the absence of such a protective order or similar treatment, the Recipient is nonetheless required by law to disclose any part of Discloser’s Confidential Information, then the Recipient may disclose such Confidential Information without liability under this Agreement, except that the Recipient will furnish only that portion of the Confidential Information which is legally required.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1    Termination of Agreement. The respective duties and obligations of the Manager and each of the Service Recipients created by this Agreement shall commence on the date hereof and shall, unless earlier terminated pursuant to Section 6.1(a), terminate upon the earlier to occur of (x) the final payment or other liquidation of the last Managed Asset included in the Collateral or (y) satisfaction and discharge of the Indenture pursuant to Section 12.1 of the Base Indenture (the “Term”). Upon termination of this Agreement pursuant to this Section 8.1, the Manager shall pay over to the applicable Service Recipient or any other Person entitled thereto all proceeds of the Managed Assets held by the Manager.

Section 8.2    Survival. The provisions of Section 2.1(c), Section 2.7, Section 2.8, Section 5.1, Article VI or Article VII and this Section 8.2, Section 8.4, Section 8.5 and Section 8.9 shall survive termination of this Agreement.

Section 8.3    Amendment. (a) This Agreement may only be amended from time to time in writing, upon the written consent of the Trustee (acting at the direction of the Control Party), the Service Recipients and the Manager; provided that any amendment that would materially adversely affect the interests of the Noteholders shall require the consent of the Control Party, which consent shall not be unreasonably withheld or delayed; provided, further that no consent of the Trustee or the Control Party shall be required in connection with any amendment to accomplish any of the following:

(i)    to correct or amplify the description of any required activities of the Manager;

(ii)    to add to the duties or covenants of the Manager for the benefit of any Noteholders or any other Secured Parties, or to add provisions to this Agreement so long as such action does not modify the Managing Standard, materially adversely affect the enforceability of the Securitization IP (taken as a whole), or materially adversely affect the interests of the Noteholders;

(iii)    to correct any manifest error or to cure any ambiguity, defect or provision that may be inconsistent with the terms of the Base Indenture or any other Transaction Document, or to correct or supplement any provision herein that may be inconsistent with the terms of the Base Indenture or any offering memorandum;

(iv)    to evidence the succession of another Person to any party to this Agreement;

(v)    to comply with Requirements of Law; or

(vi)    to take any action necessary and appropriate to facilitate the origination of New Franchise Agreements or the management and preservation of the Franchise Documents, in each case, in accordance with the Managing Standard.

(b)    Promptly after the execution of any such amendment, the Manager shall send to the Trustee, the Servicer, the Back-Up Manager and each Rating Agency a conformed copy of such amendment, but the failure to do so shall not impair or affect its validity.

(c)    Any such amendment or modification effected contrary to the provisions of this Section 8.3 shall be null and void.

Section 8.4    Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 8.5    Notices. All notices, requests or other communications desired or required to be given under this Agreement shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, (b) national prepaid overnight delivery service, (c) telecopy or other facsimile transmission (following with hard copies to be sent by national prepaid overnight delivery service) or (d) personal delivery with receipt acknowledged in writing, to the address set forth in Section 14.1 of the Base Indenture. If the Indenture or this Agreement permits reports to be posted to a password-protected website, such reports shall be deemed delivered when posted on such website. Any party hereto may change its address for notices hereunder by giving notice of such change to the other parties hereto, with a copy to the Control Party. Any change of address of a Noteholder shown on a Note Register shall, after the date of such change, be effective to change the address for such Noteholder hereunder. All notices and demands to any Person hereunder shall be deemed to have been given either at the time of the delivery thereof at the address of such Person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

Section 8.6    Acknowledgement. Without limiting the foregoing, the Manager hereby acknowledges that, on the date hereof, each of the Securitization Entities will pledge to the Trustee under the Indenture and the Guarantee and Collateral Agreement, as applicable, all of such Securitization Entity’s right and title to, and interest in, this Agreement and the Collateral, and such pledge includes all of such Securitization Entity’s rights, remedies, powers and privileges, and all claims of such Securitization Entity against the Manager, under or with respect to this Agreement (whether arising pursuant to the terms of this Agreement or otherwise available at law or in equity), including (i) the rights of such Securitization Entity and the obligations of the Manager hereunder and (ii) the right, at any time, to give or withhold consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement or the obligations in respect of the Manager hereunder to the same extent as such Securitization Entity may do. The Manager hereby consents to such pledges described above, acknowledges and agrees that (x) the Control Party shall be third-party beneficiaries of the rights of such Securitization Entity arising hereunder and (y) the Trustee and the Control Party may, to the extent provided in the Indenture and the Guarantee and Collateral Agreement, enforce the provisions of this Agreement, exercise the rights of such Securitization Entity and enforce the obligations of the Manager hereunder without the consent of such Securitization Entity.

Section 8.7    Severability of Provisions. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions, or the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

Section 8.8    Delivery Dates. If the due date of any notice, certificate or report required to be delivered by the Manager hereunder falls on a day that is not a Business Day, the due date for such notice, certificate or report shall be automatically extended to the next succeeding day that is a Business Day.

Section 8.9    Limited Recourse. The obligations of each of the Service Recipients under this Agreement are solely the limited liability company obligations of such Service Recipient. The Manager agrees that each of the Service Recipients shall be liable for any claims that it may have against such Service Recipient only to the extent that funds or assets are available to pay such claims pursuant to the Indenture and that, to the extent that any such claims remain unpaid after the application of such funds and assets in accordance with the Indenture, such claims shall be extinguished.

Section 8.10    Binding Effect; Assignment; Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. Any assignment of this Agreement without the written consent of the Control Party shall be null and void. Each of the Back-Up Manager and the Servicer (in its capacities as Control Party and Servicer) is an intended third party beneficiary of this Agreement and may enforce the Agreement as though a party hereto.

Section 8.11    Article and Section Headings. The Article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 8.12    Concerning the Trustee. In acting under this Agreement, the Trustee shall be afforded the rights, privileges, protections, immunities and indemnities set forth in the Indenture as if fully set forth herein.

Section 8.13    Counterparts. This Agreement may be executed by the parties hereto in several counterparts (including by facsimile or other electronic means of communication), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

Section 8.14    Entire Agreement. This Agreement, together with the Indenture and the other Transaction Documents and the Managed Documents constitute the entire agreement and understanding among the parties with respect to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement, the Indenture, the other Transaction Documents and the Managed Documents.

Section 8.15    Waiver of Jury Trial; Jurisdiction; Consent to Service of Process.

(a)    The parties hereto each hereby waives any right to have a jury participate in resolving any dispute, whether in contract, tort or otherwise, arising out of, connected with, relating to or incidental to the transactions contemplated by this Agreement.

(b)    The parties hereto each hereby irrevocably submits (to the fullest extent permitted by applicable law) to the non-exclusive jurisdiction of any New York state or federal court sitting in the borough of Manhattan, New York City, State of New York, over any action or proceeding arising out of or relating to this Agreement or any Transaction Documents, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in such New York state or federal court. The parties hereto each hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection each may now or hereafter have, to remove any such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or otherwise.

(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.5. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 8.16    Joinder of Future Service Recipients. In the event the Issuer shall form a Future Service Recipient pursuant to Section 8.30 of the Base Indenture4, such Future Securitization Entity shall execute and deliver to the Manager and the Trustee (i) a Joinder Agreement substantially in the form of Exhibit B and (ii) Power of Attorney(s) in the form of Exhibit A-1 (in the case of any Future Service Recipient that holds any Securitization IP) and Exhibit A-2 (in the case of any Future Service Recipient that is a SPV Franchising Entity), and such New Service Recipient shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Service Recipient party hereto on the Series 2018-1 Closing Date.

Section 8.17    Securitization-Owned Locations. In the future, the Manager and its affiliates shall contribute all future Take 5 Company Locations to Take 5 Properties. In the future, Parent or its affiliates may, in their reasonable discretion, contribute one or more other Securitization-Owned Locations to the SPV Franchising Entities or the SPV Franchising Entities may acquire one or more Securitization-Owned Locations. The Manager will perform all of the duties and obligations of the SPV Franchising Entities in connection with the operation and

4	Update Base Indenture to include this terminology.

ownership of such Securitization-Owned Locations, including, without limitation, collecting revenues generated by such Securitization-Owned Locations, maintaining appropriate levels of property and casualty insurance, and performing any other activities necessary or desirable for the operation of such Securitization-Owned Locations, as required under the Transaction Documents. In the event a SPV Franchising Entity acquires a Securitization-Owned Location, the Manager will provide written notice to the Trustee and each of Service Recipients.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

DRIVEN BRANDS, INC., as Manager

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

DRIVEN BRANDS FUNDING, LLC, as Issuer

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

1-800-RADIATOR FRANCHISOR SPV LLC, as a Service Recipient

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

DRIVEN SYSTEMS LLC, as a Service Recipient

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

MEINEKE FRANCHISOR SPV LLC, as a Service Recipient

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

Signature Page to Amended and Restated Management Agreement

MAACO FRANCHISOR SPV LLC, as a Service Recipient

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

ECONO LUBE FRANCHISOR SPV LLC, as a Service Recipient

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

DRIVE N STYLE FRANCHISOR SPV LLC, as a Service Recipient

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

MERLIN FRANCHISOR SPV LLC, as a Service Recipient

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

CARSTAR FRANCHISOR SPV LLC, as a Service Recipient

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

Signature Page to Amended and Restated Management Agreement

TAKE 5 FRANCHISOR SPV LLC, as a Service Recipient

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

DRIVEN FUNDING HOLDCO, LLC, as a Service Recipient

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

DRIVEN PRODUCT SOURCING LLC, as a Service Recipient

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

1-800-RADIATOR PRODUCT SOURCING LLC, as a Service Recipient

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

TAKE 5 PROPERTIES, LLC, as a Service Recipient

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

Signature Page to Amended and Restated Management Agreement

TAKE 5 LLC, as a Service Recipient and, solely for purposes of Section 2.10 and Section 4.3(c), Sub-manager

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

TAKE 5 OIL CHANGE, INC., as a Service Recipient and, solely for purposes of Section 2.10 and Section 4.3(c), Sub-manager

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

DRIVEN BRANDS SHARED SERVICES, LLC, as a Sub-manager, solely for purposes of Section 2.10 and Section 4.3(c)

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

MEINEKE CAR CARE CENTERS LLC, as a Sub-manager, solely for purposes of Section 2.10 and Section 4.3(c)

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

MAACO FRANCHISING LLC, as a Sub-manager, solely for purposes of Section 2.10 and Section 4.3(c)

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

Signature Page to Amended and Restated Management Agreement

1-800 RADIATOR & A/C, as a Sub-manager, solely for purposes of Section 2.10 and Section 4.3(c)

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

1-800-RADIATOR FRANCHISE, INC., as a Sub-manager, solely for purposes of Section 2.10 and Section 4.3(c)

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

ECONO LUBE N’ TUNE, LLC, as a Sub-manager, solely for purposes of Section 2.10 and Section 4.3(c)

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

DRIVE N STYLE LLC, as a Sub-manager, solely for purposes of Section 2.10 and Section 4.3(c)

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

SBA-TLC LLC, as a Sub-manager, solely for purposes of Section 2.10 and Section 4.3(c)

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

Signature Page to Amended and Restated Management Agreement

MIDLAND LOAN SERVICES, as Control Party, solely for purposes of Section 2.10(b)

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

CITIBANK, N.A., not in its individual capacity, but solely as Trustee

By:	/s/ Jacqueline Suarez
	Name:	Jacqueline Suarez
	Title:	Senior Trust Officer

Signature Page to Amended and Restated Management Agreement

CONSENT OF CONTROL PARTY AND SERVICER:

Midland Loan Services, a division of PNC Bank, National Association, as Control Party and as Servicer, hereby consents to the execution and delivery by the Issuer, the Trustee and the Securities Intermediary of the foregoing Amended and Restated Management Agreement.

MIDLAND LOAN SERVICES, a division of PNC Bank, National Association, as Servicer and Control Party

By:	/s/ David A. Eckels
	Name:	David A. Eckels
	Title:	Senior Vice President

Signature Page to Amended and Restated Management Agreement

EXHIBIT A-1

POWER OF ATTORNEY OF SPV FRANCHISING ENTITIES

KNOW ALL PERSONS BY THESE PRESENTS, that in connection with the Management Agreement, dated as of the Series 2018-1 Closing Date, among Driven Brands Funding, LLC (the “Issuer”); 1-800-Radiator Franchisor SPV LLC (“1-800-Radiator Franchisor”), Driven Systems LLC (“Franchisor Holdco”), Meineke Franchisor SPV LLC (“Meineke Franchisor”), Maaco Franchisor SPV LLC (“Maaco Franchisor”), Econo Lube Franchisor SPV LLC (“Econo Lube Franchisor”), Drive N Style Franchisor SPV LLC (“Drive N Style Franchisor”) and Merlin Franchisor SPV LLC (“Merlin Franchisor”), Carstar Franchisor SPV, LLC (“Carstar Franchisor”), Take 5 Franchisor SPV, LLC (“Take 5 Franchisor” and, together with 1-800-Radiator Franchisor, Franchisor Holdco, Meineke Franchisor, Maaco Franchisor, Econo Lube Franchisor, Drive N Style Franchisor, Merlin Franchisor and Carstar Franchisor the “SPV Franchising Entities”); Driven Funding Holdco, LLC (“Funding Holdco”), Driven Product Sourcing LLC (“SPV Product Sales Holder”), 1-800-Radiator Product Sourcing LLC (“Radiator Product Sales Holder”), Take 5 Properties LLC (Take 5 Properties and, together with Funding Holdco, SPV Product Sales Holder, Radiator Product Sales Holder and the SPV Franchising Entities, the “Guarantors” and together with the Issuer and each future Subsidiary of the Issuer or Franchisor Holdco, the “Securitization Entities” and, together with Take 5 LLC and Take 5 Oil Change, Inc., the “Service Recipients”); Driven Brands, Inc., as Manager (together with its successors and assigns, “Driven Brands”); Driven Brands Shared Services, LLC, Meineke Car Care Centers LLC, Maaco Franchising LLC, 1-800 Radiator & A/C, 1-800-Radiator Franchise, Inc., Econo Lube N’ Tune, LLC, Drive N Style LLC, and SBA-TLC LLC (Driven Brands Shared Services, LLC, Meineke Car Care Centers LLC, Maaco Franchising LLC, 1-800 Radiator & A/C, 1-800-Radiator Franchise, Inc., Econo Lube N’ Tune, LLC, Drive N Style LLC, SBA-TLC LLC, Take 5 LLC and Take 5 Oil Change, Inc., collectively, the “Initial Sub-managers”); and Citibank, N.A., not in its individual capacity but solely as the indenture trustee (together with its successor and assigns, the “Trustee”), the SPV Franchising Entities hereby appoint Driven Brands, Inc. (the “Manager”) and any and all officers thereof as its true and lawful attorney in fact, with full power of substitution, in connection with the IP Services described below being performed with respect to the Securitization IP, with full irrevocable power and authority in the place of the applicable SPV Franchising Entity that is the owner thereof and in the name of the applicable SPV Franchising Entity or in its own name as agent of such SPV Franchising Entity, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the foregoing, subject to the Management Agreement, including, without limitation, the full power to perform:

(a) searching, screening and clearing After-Acquired Securitization IP to assess patentability, registrability, and the risk of potential infringement;

(b) filing, prosecuting and maintaining applications and registrations for the Securitization IP in the applicable SPV Franchising Entity’s name in the United States and Canada, including timely filing of evidence of use, applications for renewal and affidavits of use and/or incontestability, timely paying of all registration and maintenance fees, responding to third-party oppositions of applications or challenges to registrations, and responding to any office actions, reexaminations, interferences, inter partes reviews, post grant reviews or other office or examiner requests, reviews or requirements;

A-1-1

(c) monitoring third-party use and registration of Securitization IP, as applicable, and taking actions the Manager deems appropriate to oppose or contest the use and any application or registration for Securitization IP, as applicable, that could reasonably be expected to infringe, dilute or otherwise violate the Securitization IP or the applicable SPV Franchising Entity’s rights therein;

(d) confirming each SPV Franchising Entity’s legal title in and to any or all of the Securitization IP, including obtaining written assignments of Securitization IP to the applicable SPV Franchising Entity and recording transfers of title in the appropriate intellectual property registry in the United States and Canada and, in the Manager’s discretion, elsewhere;

(e) with respect to each SPV Franchising Entity’s rights and obligations under the IP License Agreements and any Transaction Documents, monitoring the licensee’s use of each licensed Trademark and the quality of its goods and services offered in connection with such Trademarks, rendering any approvals (or disapprovals) that are required under the applicable license agreement(s), and employing reasonable means to ensure that any use of any such Trademarks by any such licensee satisfies the quality control standards and usage provisions of the applicable license agreement;

(f) protecting, policing, and, in the event that the Manager becomes aware of any unlicensed copying, imitation, infringement, dilution, misappropriation, unauthorized use or other violation of the Securitization IP, or any portion thereof, enforcing such Securitization IP, including, (i) preparing and responding to cease-and-desist, demand and notice letters, and requests for a license; and (ii) commencing, prosecuting and/or resolving claims or suits involving imitation, infringement, dilution, misappropriation, the unauthorized use or other violation of the Securitization IP, and seeking monetary and equitable remedies as the Manager deems appropriate in connection therewith; provided that each SPV Franchising Entity will, and agrees to, join as a party to any such suits to the extent necessary to maintain standing;

(g) performing such functions and duties, and preparing and filing such documents, as are required under the Indenture or any other Transaction Document to be performed, prepared and/or filed by the applicable SPV Franchising Entity, including (i) executing and recording such financing statements (including continuation statements) or amendments thereof or supplements thereto or such other instruments as the Issuer or the Control Party may, from time to time, reasonably request (consistent with the obligations of the SPV Franchising Entities to perfect the Trustee’s Lien only on the Collateral in the United States and Canada) in connection with the security interests in the Securitization IP granted by each SPV Franchising Entity to the Trustee under the Guarantee and Collateral Agreement and (ii) preparing, executing and delivering grants of security interests or any similar instruments as the Issuer or the Control Party may, from time to time, reasonably request (consistent with the obligations of the SPV Franchising Entities to perfect the Trustee’s Lien only on the Collateral in the United States and Canada) that are intended to evidence such security interests in the Securitization IP and recording such grants or other instruments with the relevant Governmental Authority including USPTO, USCO and CIPO;

A-1-2

(h) taking such actions as any licensee under an IP License Agreement may request that are required by the terms, provisions and purposes of such IP License Agreement (or by any other agreements pursuant to which the applicable SPV Franchising Entity licenses the use of any Securitization IP) to be taken by the applicable SPV Franchising Entity and preparing (or causing to be prepared) for execution by the applicable SPV Franchising Entity all documents, certificates and other filings as such SPV Franchising Entity will be required to prepare and/or file under the terms of such IP License Agreements (or such other agreements);

(i) establishing a fair market value for the royalties or other payments payable to the applicable SPV Franchising Entities under the IP License Agreements;

(j) paying or causing to be paid or discharged, from funds of each of the Securitization Entities, any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the Securitization IP or contesting the same in good faith;

(k) obtaining licenses of third-party Intellectual Property for use and sublicense in connection with the Contributed Franchise Business, any Securitization-Owned Location and the other assets of the applicable Securitization Entities;

(l) sublicensing the Securitization IP to suppliers, manufacturers, advertisers and other service providers in connection with the provision of products and services for the Contributed Franchise Business and any Securitization-Owned Locations; and

(m) with respect to Trade Secrets and other confidential information of each SPV Franchising Entity, taking reasonable measures to maintain confidentiality and to prevent non-confidential disclosures.

THIS POWER OF ATTORNEY IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO POWERS OF ATTORNEY MADE AND TO BE EXERCISED WHOLLY WITHIN SUCH STATE.

Dated: [            ], 2018

1-800-RADIATOR FRANCHISOR SPV LLC

By:
Name:
Title:

A-1-3

MEINEKE FRANCHISOR SPV LLC

By:
Name:
Title:

MAACO FRANCHISOR SPV LLC

By:
Name:
Title:

ECONO LUBE FRANCHISOR SPV LLC

By:
Name:
Title:

DRIVE N STYLE FRANCHISOR SPV LLC

By:
Name:
Title:

MERLIN FRANCHISOR SPV LLC

By:
Name:
Title:

CARSTAR FRANCHISOR SPV LLC, as a Securitization Entity

By:
Name:
Title:

TAKE 5 FRANCHISOR SPV LLC, as a Securitization Entity

By:
Name:
Title:

A-1-4

STATE OF [ ]	)
) ss.:
COUNTY OF [ ]	)

On the [●] day of [            ], 2018, before me the undersigned, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

A-1-5

EXHIBIT A-2

POWER OF ATTORNEY OF THE SERVICE RECIPIENTS

KNOW ALL PERSONS BY THESE PRESENTS, that in connection with the Management Agreement, dated as of the Series 2018-1 Closing Date, among Driven Brands Funding, LLC (the “Issuer”); 1-800-Radiator Franchisor SPV LLC (“1-800-Radiator Franchisor”), Driven Systems LLC (“Franchisor Holdco”), Meineke Franchisor SPV LLC (“Meineke Franchisor”), Maaco Franchisor SPV LLC (“Maaco Franchisor”), Econo Lube Franchisor SPV LLC (“Econo Lube Franchisor”), Drive N Style Franchisor SPV LLC (“Drive N Style Franchisor”) and Merlin Franchisor SPV LLC (“Merlin Franchisor”), Carstar Franchisor SPV LLC (“Carstar Franchisor”), Take 5 Franchisor SPV LLC (“Take 5 Franchisor and, together with 1-800-Radiator Franchisor, Franchisor Holdco, Meineke Franchisor, Maaco Franchisor, Econo Lube Franchisor, Drive N Style Franchisor, Merlin Franchisor and Carstar Franchisor, the “SPV Franchising Entities”); Driven Funding Holdco, LLC (“Funding Holdco”), Driven Product Sourcing LLC (“SPV Product Sales Holder”), 1-800-Radiator Product Sourcing LLC (“Radiator Product Sales Holder”), Take 5 Properties LLC (“Take 5 Properties” and, together with Funding Holdco, SPV Product Sales Holder, Radiator Product Sales Holder and the SPV Franchising Entities, the “Guarantors” and together with the Issuer and each future Subsidiary of the Issuer or Franchisor Holdco, the “Securitization Entities” and, together with Take 5 LLC and Take 5 Oil Change, Inc., the “Service Recipients”); Driven Brands, Inc., as Manager (together with its successors and assigns, “Driven Brands”); Driven Brands Shared Services, LLC, Meineke Car Care Centers LLC, Maaco Franchising LLC, 1-800 Radiator & A/C,1-800-Radiator Franchise, Inc., Econo Lube N’ Tune, LLC, Drive N Style LLC, and SBA-TLC LLC (Driven Brands Shared Services, LLC, Meineke Car Care Centers LLC, Maaco Franchising LLC, 1-800 Radiator & A/C, 1-800-Radiator Franchise, Inc., Econo Lube N’ Tune, LLC, Drive N Style LLC, SBA-TLC LLC, Take 5 LLC and Take 5 Oil Change, Inc., collectively, the “Initial Sub-managers”); and Citibank, N.A., not in its individual capacity but solely as the indenture trustee (together with its successor and assigns, the “Trustee”), each of the Securitization Entities, Take 5 LLC and Take 5 Oil Change, Inc. hereby appoints Driven Brands, Inc. (the “Manager”) and any and all officers thereof as its true and lawful attorney in fact, with full power of substitution, in connection with the Services (as defined in the Management Agreement) being performed with respect to the Managed Assets, with full irrevocable power and authority in the place of each Securitization Entity and in the name of each Securitization Entity or in its own name as agent of each Securitization Entity, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the foregoing, subject to the Management Agreement, including, without limitation, the full power to:

(a)    perform such functions and duties, and prepare and file such documents, as are required under the Indenture and the other Transaction Documents to be performed, prepared and/or filed by any of the Service Recipients, including: (i) recording such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments (if any) as the Trustee and any of the Service Recipients may from time to time reasonably request in order to perfect and maintain the Lien in the Collateral granted by any of Securitization Entities to the Trustee under the Transaction Documents in accordance with the UCC; and (ii) executing grants of security interests or any similar instruments required under the Transaction Documents to evidence such Lien in the Collateral;

A-2-6

(b)    take such actions on behalf of each Service Recipient as such Service Recipient or Manager may reasonably request that are expressly required by the terms, provisions and purposes of the Management Agreement; or cause the preparation by other appropriate Persons, of all documents, certificates and other filings as each Service Recipient shall be required to prepare and/or file under the terms of the Transaction Documents; and

(c)    act as a franchisor, on behalf of the applicable SPV Franchising Entity, in any jurisdiction outside the United States which does not allow newly-formed entities to act as licensed franchisors, until such time as such SPV Franchising Entity is registered as a licensed franchisor with the applicable regulatory authorities in such jurisdictions.

This power of attorney is coupled with an interest. Capitalized terms used herein, and not defined herein shall have the meanings applicable to such terms in the Management Agreement.

THIS POWER OF ATTORNEY IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO POWERS OF ATTORNEY MADE AND TO BE EXERCISED WHOLLY WITHIN SUCH STATE.

Dated: [            ], 2018

DRIVEN BRANDS FUNDING, LLC, as Issuer

By:
Name:
Title:

1-800-RADIATOR FRANCHISOR SPV LLC, as a Service Recipient

By:
Name:
Title:

DRIVEN SYSTEMS LLC, as a Service Recipient

By:
Name:
Title:

A-2-7

MEINEKE FRANCHISOR SPV LLC, as a Service Recipient

By:
Name:
Title:

MAACO FRANCHISOR SPV LLC, as a Service Recipient

By:
Name:
Title:

ECONO LUBE FRANCHISOR SPV LLC, as a Service Recipient

By:
Name:
Title:

DRIVE N STYLE FRANCHISOR SPV LLC, as a Service Recipient

By:
Name:
Title:

MERLIN FRANCHISOR SPV LLC, as a Service Recipient

By:
Name:
Title:

DRIVEN FUNDING HOLDCO, LLC, as a Service Recipient

By:
Name:
Title:

A-2-8

DRIVEN PRODUCT SOURCING LLC, as a Service Recipient

By:
Name:
Title:

1-800-RADIATOR PRODUCT SOURCING LLC, as a Service Recipient

By:
Name:
Title:

CARSTAR FRANCHISOR SPV LLC, as a Service Recipient

By:
Name:
Title:

TAKE 5 FRANCHISOR SPV LLC, as a Service Recipient

By:
Name:
Title:

TAKE 5 PROPERTIES SPV LLC, as a Service Recipient

By:
Name:
Title:

TAKE 5 OIL CHANGE, INC., as a Service Recipient

By:
Name:
Title:

A-2-9

TAKE 5 LLC, as a Service Recipient

By:
Name:
Title:

A-2-10

STATE OF [ ]	)
) ss.:
COUNTY OF [ ]	)

On the [●] day of [            ], 2018, before me the undersigned, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

A-2-11

EXHIBIT B

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of             , 20     (this “Joinder Agreement”), made by                      a                      (the “Future Service Recipient”), in favor of DRIVEN BRANDS, INC., a Delaware corporation, as Manager (the “Manager”), and CITIBANK, N.A., as Trustee (in such capacity, together with its successors, the “Trustee”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Management Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Driven Brands Funding, LLC, a Delaware limited liability company (the “Issuer”), the Trustee and Citibank, N.A., as securities intermediary, have entered into an Amended and Restated Base Indenture dated as of April [    ], 2018 (as amended, restated, supplemented or otherwise modified from time to time, exclusive of any Series Supplements, the “Base Indenture” and, together with all Series Supplements, the “Indenture”), providing for the issuance from time to time of one or more Series of Notes thereunder; and

WHEREAS, in connection with the Indenture, the Issuer, the other Service Recipients party thereto from time to time, the Manager, Driven Brands Shared Services, LLC, Meineke Car Care Centers LLC, Maaco Franchising LLC, 1-800 Radiator & A/C, 1-800-Radiator Franchise, Inc., Econo Lube N’ Tune, LLC, Drive N Style LLC, SBA-TLC LLC, Take 5 LLC and Take 5 Oil Change, Inc. as Sub-managers, and the Trustee have entered into the Amended and Restated Management Agreement, dated as of April [    ], 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Management Agreement”); and

WHEREAS, the Future Service Recipient has agreed to execute and deliver this Joinder Agreement in order to become a party to the Management Agreement;

NOW, THEREFORE, IT IS AGREED:

1.    Management Agreement. By executing and delivering this Joinder Agreement, the Future Service Recipient, as provided in Section 8.16 of the Management Agreement, hereby becomes a party to the Management Agreement as

(a)    [a Service Recipient thereunder with the same force and effect as if originally named therein as a Service Recipient and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Service Recipient thereunder. Each reference to a “Service Recipient” in the Management Agreement shall be deemed to include the Future Service Recipient. The Management Agreement is hereby incorporated herein by reference.]

(b)    [a SPV Franchising Entity thereunder with the same force and effect as if originally named therein as a SPV Franchising Entity and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a SPV Franchising Entity thereunder. Each reference to a “SPV Franchising Entity” in the Management Agreement shall be deemed to include the Future Service Recipient. The Management Agreement is hereby incorporated herein by reference.]

2.    Counterparts; Binding Effect. This Joinder Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which taken together shall constitute a single contract. This Joinder Agreement shall become effective when each of the Additional Franchise Entity, the Manager and the Trustee has executed a counterpart hereof. Delivery of an executed counterpart of a signature page of this Joinder Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

3.    Full Force and Effect. Except as expressly supplemented hereby, the Management Agreement shall remain in full force and effect.

4.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[FUTURE SERVICE RECIPIENT]

By:
Name:
Title:

AGREED TO AND ACCEPTED

DRIVEN BRANDS, INC., as Manager

By:
Name:
Title:

CITIBANK, N.A., in its capacity as Trustee

By:
Name:
Title:

SCHEDULE 2.1(F)

MANAGER INSURANCE

Policy	Provider	Policy Number	Expiration Date
Property	Sompo International	ARL30000493800	11/1/2018
Property - Terrorism	Beazley	W20B63170101	11/1/2018
General Liability	Liberty Mutual	TB2-Z51-291156-067	11/1/2018
Workers’ Compensation/Employer’s Liability	Liberty Mutual	WC7-Z51-291156-087	11/1/2018
Automobile Liability	Liberty Mutual	AS2-Z51-291156-077	11/1/2018
Garagekeeper’s Liability	Liberty Mutual	AS2-Z51-291156-077	11/1/2018
Umbrella	Zurich	AUC 1064541-00	11/1/2018
1st Excess	Liberty Mutual	ECO (18) 57377824	11/1/2018
2nd Excess	C.N.A.	6056852329	11/1/2018
3rd Excess	Fireman’s Fund	MHX 00048937031	11/1/2018
Environmental - Driven Brands, Inc.	XL Insurance	PEC003889602	8/12/2020
Environmental - Take 5 LLC	AWAC	0309-7484	8/12/2020
Foreign Liability	AIG	WS11010669	11/1/2018
Directors & Officers Liability	AIG	16152389	11/1/2018
Employment Practices Liability (EPL)	AIG	16152389	11/1/2018
Fiduciary Liability	AIG	16152389	11/1/2018
Crime	AIG	16152389	11/1/2018
Cyber	Beazley	W1D96A170101	11/1/2018
Property (Canada)	Sompo International	B0775CPR63517	11/1/2018
General Liability (Canada)	Liberty Mutual	KE1-Z51-291451-077	11/1/2018
Automobile Liability (Canada)	Liberty Mutual	AC1-Z51-291451-057 Ontario AQ1-Z51-291451-137 Quebec AH1-Z51-291451-127 All Other	11/1/2018
Garage Auto (Canada)	Liberty Mutual	AZ1-Z51-291451-067	11/1/2018

SCHEDULE 2.10

EXCLUDED SERVICES, PRODUCTS AND/OR FUNCTIONS

•	Franchise sales brokers, agents, referral sources, and similar independent contractors

•	Background checks of prospective employees and franchisees

•	New product development (either by dedicated company or as a service provided by our suppliers)

•	Legal counsel

•	Construction contracts and related contracts

•	Real estate brokers

•	“help-desk” services and other IT functions

•	Consulting agreements

•	International franchise directors who are deemed independent contractors instead of employees

•	Media agency agreements

•	Outsourced finance functions

•	Tax preparation

•	Store inspections and evaluations by third parties

•	Collection agency

•	Franchise audits

•	Guest complaint hotline

•	Customer survey system

•	Mystery shopping

•	Website development

•	Credit/debit card processing

•	Consultants for health insurance and 401-k management